                                                        [ELEVENTH DRAFT 11/3/97]
================================================================================







                          MANAGEMENT SERVICES AGREEMENT





                                     BETWEEN





                          BMJ MEDICAL MANAGEMENT, INC.





                                       AND





               BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.





                        Effective as of September 1, 1997



================================================================================

                                                 TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1   Retention of the Management Company .........................     2
     1.1.     Retention .................................................     2
     1.2.     Exclusivity ...............................................     2
     1.3.     Relationship of Parties ...................................     2
     1.4.     No Referral Obligation ....................................     3
SECTION 2   TERM ........................................................     3
SECTION 3   MANAGEMENT SERVICES .........................................     3
     3.1.     Management Services Generally .............................     3
     3.2.     Premises ..................................................     5
     3.3.     Equipment .................................................     7
     3.4.     New Ancillary Services ....................................     9
     3.5.     Administration, Finance and Accounting ....................    11
     3.6.     Billing and Collection ....................................    14
     3.7.     Administrative Personnel ..................................    19
     3.8.     Technical Personnel; Leased Employees .....................    20
     3.9.     Medical Personnel Recruiting ..............................    22
     3.10.    Inventory and Supplies ....................................    23
     3.11.    Taxes .....................................................    23
     3.12.    Information Systems Management ............................    23
     3.13.    Use of New Technologies in the Practice of Medicine .......    24
     3.14.    Public Relations; Marketing and Advertising ...............    25
     3.15.    Insurance .................................................    25
     3.16.    Files and Records .........................................    25
     3.17.    Managed Care Contracts ....................................    27
     3.18.    Budgets ...................................................    28
     3.19.    Force Majeure .............................................    29
SECTION 4   CONSIDERATION ...............................................    29
SECTION 5   COSTS, COMPENSATION, AND OTHER PAYMENTS .....................    29
     5.1.     Ownership of Accounts; Security ...........................    29
     5.2.     Bank Accounts .............................................    30
     5.3.     Medical Group Compensation ................................    31
     5.4.     Management Fee ............................................    35
     5.5.     Management Company Costs ..................................    37
     5.6.     New Medical Office Start-Up Costs .........................    40
     5.7.     Medical Group Costs .......................................    46

                                                                            Page
                                                                            ----
     5.8.     New Ancillary Services Costs ..............................    47
     5.9.     Review and Audit of Books and Records .....................    51
     5.10.    Start-Up Period ...........................................    51
     5.11.    New Physician Compensation Costs ..........................    52
SECTION 6   REPRESENTATIONS AND WARRANTIES OF THE MEDICAL GROUP .........    54

     6.1.     Organization; Good Standing; Qualification and Power ......    54
     6.2.     Equity Investments ........................................    55
     6.3.     Authority .................................................    55
     6.4.     Financial Information .....................................    56
     6.5.     Absence of Undisclosed Liabilities ........................    57
     6.6.     Absence of Changes ........................................    57
     6.7.     Tax Matters ...............................................    59
     6.8.     Litigation, Etc ...........................................    61
     6.9.     Compliance; Governmental Authorizations ...................    62
     6.10.    Accounts Receivable; Accounts Payable .....................    62
     6.11.    Labor Relations; Employees ................................    63
     6.12.    Employee Benefit Plans ....................................    64
     6.13.    Insurance .................................................    65
     6.14.    Real Property .............................................    66
     6.15.    Burdensome Restrictions ...................................    66
     6.16.    Disclosure ................................................    66
SECTION 7   REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT COMPANY ....    67
     7.1.     Organization, Good Standing and Power .....................    67
     7.2.     Authority .................................................    67
     7.3.     Capitalization ............................................    68
     7.4.     Financial Information .....................................    69
     7.5.     Absence of Undisclosed Liabilities ........................    69
     7.6.     Absence of Changes ........................................    70
     7.7.     Litigation, Etc ...........................................    71
     7.8.     Compliance; Governmental Authorizations ...................    71
     7.9.     Employees .................................................    72
     7.10.    Insurance .................................................    72
     7.11.    Burdensome Restrictions ...................................    72
     7.12.    Disclosure ................................................    73
SECTION 8   OPERATIONS COMMITTEE ........................................    73

                                                                            Page
                                                                            ----
     8.1.     Formation and Operation of the Operations Committee ........    73
     8.2.     Authoritative Functions of the Operations Committee ........    73
     8.3.     Advisory Functions of the Operations Committee .............    77
     8.4.     Committee Policies and Procedures ..........................    78
SECTION 9   OBLIGATIONS OF THE MEDICAL GROUP .............................    79
     9.1.     Compliance with Laws .......................................    79
     9.2.     Use of Facility ............................................    80
     9.3.     Choice of Braces, Splints, Appliances,
              Medical Supplies, and Allografts ...........................    80
     9.4.     Choice of Radiologists, Anesthesiologists,
              Hospitals, Physical Therapy, MRI, and Other
              Medical Professionals and Facilities .......................    81
     9.5.     Insurability ...............................................    81
     9.6.     Medicare ...................................................    81
     9.7.     Accounts Receivable; Billing ...............................    81
     9.8.     Medical Personnel Hiring ...................................    82
     9.9.     Continuing Education .......................................    82

     9.10.    Clinical Research ..........................................    82
SECTION 10  CERTAIN COVENANTS ............................................    83
     10.1.    Change of Control ..........................................    83
     10.2.    Legend on Securities .......................................    83
SECTION 11  RECORDS ......................................................    84
     11.1.    Medical Records ............................................    84
     11.2.    Management Business Records ................................    84
     11.3.    Access to Records Following Termination ....................    84
SECTION 12  INSURANCE AND INDEMNITY ......................................    85
     12.1.    Professional Liability Insurance ...........................    85
     12.2.    Life Insurance .............................................    85
     12.3.    Indemnification by Medical Group ...........................    86
     12.4.    Indemnification by Management Company ......................    86
SECTION 13  TERMINATION ..................................................    87
     13.1.    Termination by Medical Group ...............................    87
     13.2.    Termination by Management Company ..........................    88
     13.3.    Termination by Medical Group or Management Company .........    89
     13.4.    Effect of Termination ......................................    89
     13.5.    Repurchase of Assets .......................................    91

                                                                            Page
                                                                            ----
SECTION 14  RESCISSION ...................................................    92
     14.1.    Rescission By Medical Group ................................    92
     14.2.    Disengagement of Individual Member .........................    96
SECTION 15  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION ...................    97
     15.1.    Non-Disclosure .............................................    97
SECTION 16  NON-COMPETITION ..............................................    98
SECTION 17  OBLIGATIONS OF THE MANAGEMENT COMPANY ........................    98
     17.1.    No Practice of Medicine ....................................    98
     17.2.    No Interference with Professional Judgment .................    98
     17.3.    Operational Evaluations ....................................    99
     17.4.    Physician Advisory Board ...................................   100
SECTION 18  ASSIGNMENT ...................................................   100
SECTION 19  NOTICES ......................................................   101
SECTION 20  BENEFITS OF AGREEMENT ........................................   102
SECTION 21  SEVERABILITY .................................................   102
SECTION 22  GOVERNING LAW ................................................   103
SECTION 23  HEADINGS .....................................................   104
SECTION 24  ENTIRE AGREEMENT; AMENDMENTS .................................   104
SECTION 25  ATTORNEYS' FEES ..............................................   104
SECTION 26  COUNTERPARTS .................................................   104
SECTION 27  WAIVERS ......................................................   104
SECTION 29  SURVIVAL OF TERMINATION ......................................   104
SECTION 29  CONTRACT MODIFICATION FOR PROSPECTIVE LEGAL EVENTS ...........   105

                             INDEX OF DEFINED TERMS

Term                                                                        Page
----                                                                        ----

Accounts....................................................................  29
Addbacks....................................................................  36
Additional Term.............................................................   3
Adjusted Operating Expenses.................................................  36
Administrative Personnel....................................................  19
Ancillary Division..........................................................  47
Ancillary Service Reimbursement Payment.....................................  49
Ancillary Service Start-Up Costs............................................  50
Ancillary Service Start-Up Period...........................................  49
Annual CPI Adjustment.......................................................  74
Annual Draw Amount..........................................................  32
Annual Medical Group Compensation Amount....................................  32
Annual Overpayment..........................................................  32
Annual Shortfall............................................................  32
Applicable Percentage.......................................................  36
Articles of Incorporation...................................................  11
Asset Purchase Agreement....................................................   1
Assignment of Lease.........................................................   5
Audit Compensation Amount...................................................  51
Authorized Management Company Operating Costs...............................  40
Authorized Signatories......................................................  15
Average Profit..............................................................  50
Balance Sheet...............................................................  56
Balance Sheet Date..........................................................  56
Bankruptcy Event............................................................  87
Base Collections Amount..................................................... 101
Base Compensation Amount.................................................... 101
Base Term...................................................................   3
Billable Medical Personnel..................................................  47
Billings....................................................................  33
Budgets.....................................................................  28
Bylaws......................................................................  11
Closing Notice..............................................................  42
Code........................................................................  60
Collateral..................................................................  30
Collections.................................................................  33
Commencement Date...........................................................   3
Comparison Year............................................................. 101
Confidential or Proprietary Information.....................................  97
Continuation Right..........................................................  42

                                      (i)

Term                                                                        Page
----                                                                        ----


Corporate Acquisition....................................................... 100
Corporate Overhead..........................................................  39
CPIC........................................................................  74
CPIP........................................................................  74
Determination Period........................................................  44
Disengaging Member..........................................................  96
Documents...................................................................  15
Draw Percentage.............................................................  31
Eligible Parties............................................................  29
Employee Plans..............................................................  64
Employees...................................................................  63
Equipment...................................................................   8
ERISA.......................................................................  64
Estimated Expenses..........................................................  52
Excluded Ancillary Employees................................................  28
Excluded Ancillary Services.................................................  28
Excluded Costs..............................................................  38
Facility....................................................................  80
Fair Market Value...........................................................  94
FF&E........................................................................   8
Financing Statement.........................................................  30
Internal Financial Statements...............................................  56
Lender......................................................................  30
Management Business.........................................................   1
Management Company..........................................................   1
Management Company Balance Sheet............................................  69
Management Company Balance Sheet Date.......................................  69
Management Company Bank.....................................................  30
Management Company Costs....................................................  37
Management Company Operating Costs..........................................  38
Management Company Transaction Documents....................................  67
Management Fee..............................................................  35
Management Services.........................................................   2
Medical Business............................................................   1
Medical Equipment...........................................................   7
Medical Group...............................................................   1
Medical Group Bank..........................................................  15
Medical Group Collections Account...........................................  15
Medical Group Costs.........................................................  46
Medical Group Services......................................................  33

                                      (ii)

Term                                                                        Page
----                                                                        ----

Medical Group Transaction Documents.........................................  55
Medical Personnel...........................................................  22
Monthly Draw................................................................  31
Nasdaq......................................................................  94
Net Operating Income........................................................  37

New Ancillary Employee Budget...............................................  28
New Ancillary Service Medical Equipment.....................................  48
New Ancillary Services......................................................   9
New Medical Office..........................................................  46
New Medical Office Start-Up Costs...........................................  46
New Medical Office Start-Up Period..........................................  46
New Office Division.........................................................  40
New Office Net Profit Date..................................................  45
New Office Payment..........................................................  44
New Physician...............................................................  53
New Physician Compensation..................................................  54
New Physician Net Collections...............................................  53
New Physician Personnel Expense.............................................  54
Note No. 1..................................................................   1
Note No. 2..................................................................   1
Note No. 3..................................................................  52
Office Lease................................................................   6
Opening Right...............................................................  43
Operating Account...........................................................  30
Operations Committee........................................................  73
Physician Advisory Board.................................................... 100
Physician Breakeven Date....................................................  54
Physician Start Date........................................................  54
Prepaid Expenses............................................................  52
Professional Management Cost Savings........................................  37
Professional Medical Cost Savings...........................................  37
Professional Practice Cost Savings..........................................  37
Provider Account Agreement..................................................  31
Rescission Effective Date...................................................  93
Rescission Notice...........................................................  93
Rescission Option...........................................................  92
Rescission Period...........................................................  92
Restricted Stock Agreement..................................................  86
Retained Accounts Receivable................................................  29
Returns.....................................................................  59

                                     (iii)

Term                                                                        Page
----                                                                        ----

Review Financial Statements.................................................  56
Secondary Period............................................................  42
Signature Date..............................................................   1
Special New Medical Office Start-Up Period..................................  44
Specialty Care Network Profit...............................................  37
Tax.........................................................................  60
Taxes.......................................................................  60
Technical Personnel.........................................................  20
Tenant Improvements.........................................................  75
Term........................................................................   3
Unaudited Financial Statements..............................................  69


                                      (iv)

                                        THIS MANAGEMENT SERVICES AGREEMENT (the
                                        "Agreement") is entered into on October
                                        31, 1997, (the "Signature Date"),
                                        effective as of September 1, 1997, by
                                        and between BROWARD INSTITUTE OF
                                        ORTHOPAEDIC SPECIALTIES, P.A., a Florida professional association (the "Medical Group"), and BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Management Company"), with reference to the following facts:


     A. The Medical Group is engaged in the business (the "Medical Business") of providing orthopedic medical and surgical services and related medical and ancillary services to the general public.

     B. The Management Company is a corporation engaged in the business (the "Management Business") of providing management, administrative, financial, marketing, information technology, and related services to professional medical organizations.

     C. Concurrently herewith, the Management Company and the Medical Group are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement"), in the form of Exhibit A attached hereto, pursuant to which the Management Company is acquiring substantially all of the assets of the Medical Group. In connection with the Asset Purchase Agreement, the Management Company is issuing two (2) promissory notes to the Medical Group, one of which is in the aggregate principal amount of $1,334,041.76 and is due on January 2, 1998 ("Note No. 1") and the other of which is in the aggregate principal amount of $1,262,209.94 and is due on the earlier of (i) the consummation of the Management Company's initial public offering of its common stock or (ii) twelve (12) months from the date thereof (but in no event earlier than January 2, 1998) ("Note No. 2").

     D. The Management Company and the Medical Group desire to enter into this Agreement, pursuant to which, among other things, the Management Company will render certain management and administrative services to the Medical Group.

     NOW, THEREFORE, the Medical Group and the Management Company hereby agree as follows:

     SECTION 1. Retention of the Management Company.


     1.1. Retention.

     The Medical Group hereby retains the Management Company to provide all of the management and related services identified or referenced in Section 3 hereof and as otherwise required by this Agreement (collectively, the "Management Services"), and the Management Company hereby accepts such retention and agrees to provide such services, upon the terms and subject to the conditions set forth herein.

     1.2. Exclusivity.

     During the term of this Agreement, the Management Company shall be the exclusive provider of all management and administrative services utilized by the Medical Group; provided, however, that the Medical Group may contract directly with or otherwise engage individuals or companies for the provision of accounting, legal, consulting, or other professional or advisory services (provided that such services shall be in addition to, and not in replacement of, the services to be provided by the Management Company hereunder), all in the sole discretion of the Medical Group and at the sole cost of the Medical Group.

     1.3. Relationship of Parties.

     Notwithstanding anything contained herein to the contrary, (a) the Management Company and the Medical Group intend to act and perform as independent contractors, and the provisions hereof are not intended to create any partnership, joint venture, or employment relationship between the parties, and (b) the Management Company is hereby engaged solely to provide management and administrative services to the Medical Group and shall not interfere with, control, direct, or supervise the Medical Group or any medical professional employed by the Medical Group in connection with the provision of professional medical services.

     1.4. No Referral Obligation.

     The parties agree that the benefits to the Medical Group hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral, purchase, or any other arrangement for the provision of any item or service to or for any of the Medical Group's patients in or from any medical facility or laboratory or from any other entity owned, operated, controlled, or managed by the Management Company.

     SECTION 2. Term.

     Provided that the Closing under the Asset Purchase Agreement shall have occurred as provided therein, and subject to such start-up procedures as the parties may agree upon for purposes of facilitating the transition of responsibilities required by this Agreement, the performance of services under this Agreement shall commence as of September 1, 1997 (the "Commencement Date") and shall expire on the fortieth anniversary of the Commencement Date unless terminated earlier pursuant to the terms hereof (the "Base Term"). The Base Term of this Agreement shall be automatically extended for successive terms (each, an "Additional Term," and together with the Base Term, the "Term") of five years each, unless either party delivers to the other party, not less than six (6) months nor more than nine (9) months prior to the expiration of the then-current Term, written notice of such party's intention not to so extend the Term of this Agreement.

     SECTION 3. Management Services.

     3.1. Management Services Generally.

     (a) The Management Company shall be the sole and exclusive manager and administrator of all day-to-day business functions for the Medical Group, subject to the provisions of Section 1.2 hereof. The Management Company shall provide all of the management and administrative services reasonably required by the Medical Group in connection with the provision of any and all of the Medical Group Services (as hereinafter defined) and as otherwise provided in this Agreement, including without limitation the services described in Sections 3.2 through 3.17 hereof.

     (b) Without limiting the generality of the provisions of Section 3.1(a), and subject to the further provisions of this Agreement, the Management Services shall include such management and administrative services as may be reasonably required in connection with (i) all of the offices (including New Medical Offices, as hereinafter defined) of the Medical Group, and (ii) all professional services and all New Ancillary Services furnished by the Medical Group.

     (c) Additionally, the full range of Management Services as described in this Agreement shall be applicable with respect to the items identified as Medical Group Costs in Section 5.7 hereof, except that such Medical Group Costs shall be paid by the Medical Group rather than by the Management Company. Accordingly, the Management Company shall provide accounting, bookkeeping, and related services with respect to all such costs.

     (d) The Management Company may enter into such contracts and agreements with outside services and suppliers as the Management Company shall reasonably deem necessary in connection with the provision of the Management Services, and, to the extent permitted by applicable law, such contracts and agreements shall, except as otherwise expressly provided in this Agreement, be in the name of the Management Company; provided, however, that without the prior approval of the Operations Committee (as hereinafter defined), the Management Company shall not enter into any agreement pursuant to which an unaffiliated third party will perform substantially all of the duties of the Management Company set forth in
Section 3.6(a) hereof. The Management Company shall have no authority, directly or indirectly, to perform, and shall not perform or enter into any agreement to perform, Medical Group Services or any other medical function required by law to be performed by a licensed physician or by any other licensed health care professional.

     (e) The Management Company shall comply in all material respects with all applicable material Federal, state and local laws, regulation, and ordinances in connection with the provision of the Management Services hereunder.

     3.2. Premises.

     (a) The Medical Group, as of the Commencement Date, leases premises and provides Medical Group Services (as hereinafter defined) at the following locations:

                           4440 Sheridan Street
                           Hollywood, Florida  33021

                           4310 Sheridan Street
                           Hollywood, Florida  33021

                           3475 Sheridan Street
                           Hollywood, Florida  33021

                           601 N. Flamingo Road - #101
                           Pembroke Pines, Florida  33028

                           1845 N. Corporate Lakes Blvd.
                           Ft. Lauderdale, Florida  33326

                           1150 N. 35th Avenue - #135
                           Hollywood, Florida  33021

Immediately prior to the Commencement Date, all of the above-identified premises were leased to the Medical Group, in the Medical Group's name. Effective from and after the Commencement Date, each of the leases for such premises are to be assigned from the Medical Group to the Management Company pursuant to an assignment (each, an "Assignment of Lease") substantially in the form attached hereto as Exhibit B. During the Term, the Medical Group shall, subject in all instances to the terms of such leases, have the right to use such premises solely for the provision of Medical Group Services in accordance with the terms of this Agreement. In connection therewith, the Medical Group agrees in all instances to abide by all of the terms and provisions of all such leases. Upon the expiration of any of the leases assigned in accordance with this Section 3.2(a), the Management Company shall use its best efforts to enter into a new lease, in the name of the Management Company, with the landlord of such premises; provided, however, that the approval of the Medical Group, which shall not be unreasonably withheld, shall be required in the event of any substantial changes in the terms of such lease, and if the Medical Group does not give such approval, the failure to enter into such new lease shall not constitute a default of the Management Company. Each assigned lease and each new lease entered into between the Management Company and the landlord is referred to herein as an "Office Lease."

     (b) A New Medical Office (as hereinafter defined) may be opened only upon the agreement of the Operations Committee. The capital costs and start-up costs reasonably required in connection with the opening of any New Medical Office shall be borne as set forth in Section 5 hereof. The premises of any New Medical Office shall be leased by the Management Company, in the Management Company's name, and the Medical Group shall, subject in each instance to the terms of any such lease, have the right to use the premises of any such New Medical Office solely for the provision of Medical Group Services in accordance with the terms of this Agreement. In connection therewith, the Medical Group agrees in all instances to abide by all of the terms and provisions of all such leases. Notwithstanding anything to the contrary contained in this Agreement, the Management Company may, in its sole discretion, determine to permanently close any New Medical Office if such office is not, after 12 months of operation, profitable (as determined in the sole discretion of the Management Company) (subject, however, to the right of the Medical Group pursuant to Section 5.6(c) hereof to keep such New Medical Office open).

     (c) Except as set forth in Sections 3.2(a) or (b) above, the closing or relocation of any offices of the Medical

Group shall be subject to agreement by the Medical Group and the Management Company.

     (d) The services to be provided by the Management Company with respect to the premises leased in accordance with this Section 3.2 shall include, without limitation, the negotiation and renegotiation of leases, communication with the landlords of the respective premises, identification of potential new locations for Medical Group offices, financial analysis relating to the opening, closing, and relocation of any offices, arrangement of necessary repairs, maintenance and improvements, procurement of property insurance, arrangement of telephone and other utility services, and hazardous waste disposal, and all other reasonably necessary or appropriate services related to all of the offices of the Medical Group.

     (e) The Management Company also shall provide all necessary or appropriate leasehold improvements to each of the premises, subject to prior approval as provided in Section 8.2 hereof.

     (f) The Medical Group acknowledges that the Management Company makes no warranties or representations, expressed or implied, regarding the condition of any of the leased premises.

     3.3. Equipment.


     (a) During the Term, the Management Company shall provide to the Medical Group the diagnostic and therapeutic medical equipment reasonably required by the Medical Group in connection with the provision of Medical Group Services (collectively, the "Medical Equipment"). The Management Company shall acquire (or lease), at its cost, all Medical Equipment, and the Management Company shall retain ownership of (or the leasehold interest with respect to) all Medical Equipment. As used herein, the term Medical Equipment shall not include medical equipment used in connection with a New Ancillary Service or Excluded Ancillary Service (each as hereinafter defined).

     (b) The Management Company also shall provide, or arrange for the provision of, to the Medical Group all furniture, furnishings, trade fixtures, and office equipment reasonably required in connection with the provision of Medical Group Services pursuant to this Agreement (collectively, "FF&E"). The Management Company shall acquire, at its cost, all FF&E, and the Management Company shall retain ownership of all FF&E. As used herein, the term FF&E does not include furniture, furnishings, trade fixtures, and office equipment used in connection with a New Ancillary Service.

     (c) The Medical Equipment and the FF&E are sometimes referred to collectively as the "Equipment." The acquisition, replacement, relocation, or other disposition of any Equipment shall require prior approval as provided in
Section 8.2 hereof.

     (d) The Medical Group's right to use the Equipment shall be subordinate to the rights of any unaffiliated third party to which the Management Company elects, in its sole discretion, to grant any security interest, mortgage, lien or other encumbrance in or on the Equipment. The Medical Group shall use the Equipment only in connection with its provision of the Medical Group Services, and the Medical Group shall not alter, repair, augment, or remove the Equipment from the premises of the Medical Group without the prior written consent of the Management Company and any lessor thereof, which approval may be granted or withheld in the Management Company's or such lessor's sole discretion. To the extent the Equipment is utilized by the Medical Group in the provision of Medical Group Services, the Medical Group shall have the right to exercise reasonable control over the use of such Equipment.

     (e) From time to time, and as reasonably requested by the Medical Group, the Management Company shall use reasonable efforts to cause the Equipment manufacturer or its authorized agent to provide service and maintenance for the Equipment as needed to maintain the Equipment in an operable condition, so that all such Equipment shall function continuously (subject to interruptions not reasonably avoidable) in accordance with the manufacturer's specifications and so that all conditions imposed by the manufacturer to maintaining the continued effectiveness of any warranty on such Equipment shall be satisfied.

The Management Company shall take all reasonable steps to provide that all necessary service and maintenance is obtained in a prompt and timely manner, so as to minimize the amount of time that any of the Equipment is not available for usage by or for patients of the Medical Group.

     (f) SOLELY WITH RESPECT TO THE EQUIPMENT INITIALLY PROVIDED TO THE MEDICAL GROUP UPON THE EXECUTION OF THIS AGREEMENT, THE MEDICAL GROUP ACKNOWLEDGES THAT THE MANAGEMENT COMPANY IS HEREIN MAKING NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT PROVIDED TO THE MEDICAL GROUP PURSUANT TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE DESIGN CONDITION OF THE EQUIPMENT, THE CONFORMANCE THEREOF TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR THE FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE. Nothing in this Agreement shall be construed to affect or limit in any way the professional discretion of the Medical Group to select and use any Equipment acquired by the Management Company in accordance with the terms of this Agreement insofar as such selection or use constitutes or might constitute the practice of medicine.

     3.4. New Ancillary Services.

     (a) For purposes of this Agreement, "New Ancillary Services" means the technical component (but not the professional component) of the following, except as set forth in Schedule I:

          (i) Magnetic resonance imaging and/or other imaging services (except diagnostic radiology);

          (ii) Outpatient surgery; and

         (iii) Other revenue-producing services generally recognized as ancillary services, but excluding the following:

          (A) Any services provided on a regular basis by the Medical Group immediately prior to the Commencement Date, including without limitation (1) plain film and other diagnostic radiology (if any), (2) ultrasound for pediatric patients, (3) physical therapy; and (4) densitometry; and

          (B) Any service performed in connection with new Medical Equipment acquired to replace existing Medical Equipment so long as the new Medical Equipment performs substantially the same functions as the replaced Medical Equipment.

New Ancillary Services do not include the sale or provision of (or services rendered in connection with) prosthetics, prosthetic devices, orthotics, braces, splints, appliances, crutches, casts, or any other supplies or similar items which are billable to patients or payors, all of which are to be included in the scope of Medical Group Services.

     (b) New Ancillary Services may be established only upon agreement of the

Medical Group and the Management Company. Such agreement shall be memorialized in a written agreement executed by the parties (or in a written amendment to this Agreement) under which the Management Company agrees to provide all of the Management Services described in this Section 3 in connection with such New Ancillary Service, and for which the Management Company shall be compensated as described in Section

5.8 of this Agreement, except as may otherwise be agreed upon by the parties.

     3.5. Administration, Finance and Accounting.

     The Management Company shall provide or arrange for the provision of all administrative, financial, and accounting functions necessary for the operation of the Medical Group, including, without limitation, the following (if applicable):

     (a)  Creation and maintenance of bank accounts.

     (b)  Deposits of receipts.

     (c) Preparing accounts receivable summary reports, including various analyses of delinquent accounts.

     (d) Receiving appropriate approvals as required by the Medical Group's articles of incorporation (the "Articles of Incorporation") and its bylaws (the "Bylaws") prior to distribution of payments to outside parties; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the Articles of Incorporation or Bylaws.

     (e) Disbursement of payables, including payables of the Medical Group; provided, however, that payables of the Medical Group shall be paid from an account of the Medical Group and not from any of the Management Company's bank accounts, and all checks drawn on any Medical Group account shall be signed by an authorized representative of the Medical Group; provided, further, that the accounts payable function shall be performed by personnel located at the offices where the Medical Group performs Medical Group Services, under the supervision of the Management Company personnel located at its principal offices.

     (f)  Negotiation of vendor contracts.

     (g) Performing monthly accounting functions, including bank reconciliations, maintenance of books and records, and preparation of financial statements.

     (h)  Analyzing financial data as reasonably requested by physicians.

     (i) Analyzing potential New Medical Office locations, and coordinating all functions associated with opening New Medical Office locations.

     (j) Preparing monthly financial and medical practice statistics reports by satellite office and by physician, and the Management Company shall use its reasonable efforts to have such reports available, with respect to any given month, 20 days after the end of such month.

     (k) Providing from the Medical Group's bank account(s) compensation payments to physicians and professional corporations pursuant to service agreements, monthly profit and loss distributions, and quarterly bonus calculations; provided, however, that the Management Company shall not be responsible for or liable with respect to interpretations of the Articles of Incorporation or Bylaws; provided, further, that all checks drawn on any Medical Group bank account shall be signed by an authorized representative of the Medical Group.

     (l) Calculating physicians' annual earnings based on the Medical Group's physician compensation formulas.

     (m) Ongoing day-to-day communication with the managing partner, member or stockholder (or other manager of the Medical Group) and assisting such person in fulfilling his responsibilities.

     (n)  Preparing agendas and information packages for Medical Group meetings.

     (o) Developing budgets and long-term strategies for the Medical Group, including an initial long-term plan and capital expenditures budget and the Management Company shall use its reasonable efforts to have such plan and budget delivered to the Medical Group within 180 days and 90 days, respectively, after the Commencement Date.

     (p)  Coordinating payroll processing and payroll tax payments.

     (q)  Providing ongoing personnel FTE analysis.

     (r) Sponsoring employee benefit plans and providing administrative services relating thereto for the Medical Personnel (as hereinafter defined), provided that if the Medical Group elects not to participate in the employee benefit plans established by the Management Company, the Management Company shall not be required to perform the services set forth in this clause (r).

     (s) Coordinating recruitment, interviewing, and hiring of new physicians approved by the Medical Group, in its sole discretion.

     (t) Implementing fee schedule increases and/or decreases established by the Medical Group.

     (u)  Coordinating depositions and court appearances.

     (v)  Assisting in the coordination of call schedules.

     (w)  Assisting in the coordination of coverage of athletic team events.

     (x) Acting as liaison to hospital administration, physical therapy, surgery center, MRI, and other ancillary services entities.

     (y) Cooperating with outside accountants in preparing various schedules and providing other information.

     (z) Interacting with legal counsel retained by the Management Company as necessary in connection with matters directly impacting the Medical Group, such as with respect to reviewing and negotiating new leases and reviewing and negotiating managed care contracts.

     3.6. Billing and Collection.

     (a) The Medical Group acknowledges that ownership of all Accounts (as hereinafter defined) is transferred by the Medical Group to the Management Company as provided in greater detail in Section 5.1 of this Agreement. In order to facilitate the collection of the Accounts, the Management Company shall (i) bill patients and third party payors in the Medical Group's name; (ii) collect accounts receivable resulting from such billing;

(iii) receive payments and prepayments from the Medical Group's patients, Blue Cross and Blue Shield organizations, insurance companies, health care plans, Medicare, Medicaid, HMOs, and any and all other third party payors; (iv) take possession of and deposit into such bank (the "Medical Group Bank") as the Medical Group designates, in an account established by the Medical Group in the name of the Medical Group (the "Medical Group Collections Account"), any and all checks, insurance payments, cash, cash equivalents and other instruments received for Medical Group Services; and (v) initiate with the consent of the Medical Group, which consent may be withheld by the Medical Group in its sole and absolute discretion, legal proceedings in the name of the Medical Group to collect any Accounts and monies owed to the Medical Group, to enforce the rights of the Medical Group as a creditor under any contract or in connection with the rendering of any service, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) as third-party payors. The Medical Group shall promptly turn over to the Management Company for deposit into the Medical Group Collections Account in accordance with this Agreement all checks and other payments received by the Medical Group or by any of its partners, equity owners or employees from any patient or third party payor for Medical Group Services rendered during the Term.

     (b) From time to time at the Management Company's request, the Medical Group shall make available to the Management Company one or more authorized signatories (the "Authorized Signatories") of the Medical Group to sign any letters, checks, instruments or other documents (the "Documents") on behalf of the Medical Group that are necessary for the Management Company to take the actions specified in this Section 3.6 and to perform its duties under this Agreement. If the Management Company notifies the Medical Group that an Authorized Signatory is not signing the Documents in a timely manner, the Management Company shall not be liable for any failure to perform its duties hereunder or for any failure to perform the Management Services to the extent caused by the failure of an Authorized Signatory to sign the Documents in a timely manner.

     (c) The Management Company shall submit all bills and manage the billing process on a timely basis in accordance with the terms of this Agreement and applicable law.

     (d) Without limiting the generality of the foregoing, the Management Company shall bill patients, bill and submit claims to third party payors, perform appropriate coding for each bill, and collect all fees for professional and other services rendered and for items supplied to patients by the Medical Group, all in a timely manner and in accordance with parameters and criteria established by the Operations Committee (as hereinafter defined). Additionally, the Management Company shall provide the following services which are currently being provided by or on behalf of the Medical Group:

          (i) Receive and collect from patients at the time of visit all appropriate payments and pre-payments, including co-pays, deductibles, payments for non-covered medical services, and deposits for surgeries (if applicable), and obtain all appropriate insurance and other information required.

          (ii) Submit claims utilizing electronic billing submission, whenever appropriate.

          (iii) Perform delinquent account collection calls and other appropriate follow-up mechanics for delinquent accounts of all insurance classifications, all in a timely fashion as determined by the Operations Committee.

          (iv) Turn over to outside collection agencies all delinquent accounts satisfying the criteria established by the Operations Committee. The Management Company shall also follow-up on the performance of the outside collection agencies and make changes, if necessary, and shall reconcile each account turned over to the summary data provided by the collection agency.

          (v) Write-off account balances according to criteria approved by the Operations Committee.

          (vi) Prepare claim reviews in accordance with criteria approved by the Operations Committee.

          (vii) Bill workers' compensation medical services at rates equal to those set forth in the Medical Group's then current fee schedule; provided, however, that the Management Company may accept in payment thereof amounts equal to those set forth on the most recently approved Florida workers' compensation fee schedule.

          (viii) Apply "insurance only" and other courtesy write-offs in compliance with Operations Committee policy.

          (ix) With respect to discounted fee-for-service contracts with Preferred Provider Organizations (PPOs) and Health Maintenance Organizations (HMOs), determine that payments received from PPOs and HMOs are in compliance with their respective contracts with the Medical Group.

          (x) With respect to capitation fee contracts with HMOs:

               (A) Follow-up to ensure that payments to the Medical Group are made on a timely basis; and

               (B) Review and audit enrollment data provided by the HMO to ensure that the capitation payments are based on the proper number of lives enrolled.

          (xi) With respect to lien accounts, the Management Company shall:

               (A) Ensure that appropriate documents are signed and agreed to initially as between the Medical Group, attorney and patient;

               (B) Follow-up on a regular basis as to the status of the account; and

               (C) Apply the policies of the Operations Committee in resolving open account balances.

          (xii) With respect to student athlete accounts, the Management Company shall coordinate insurance and other information in compliance with the policy of the Operations Committee.

          (xiii) With respect to amounts withheld by payors in compliance with contracts between the payor and the Medical Group, the Management Company shall follow-up on a timely basis to ensure that withheld amounts are paid to the Medical Group, if warranted, and to ensure that amounts not paid are verified and audited for appropriateness.

          (xiv) Coordinate the timely payment of refunds to patients and third party payors when appropriate.

          (xv) Ensure that revenues related to depositions, record review and court appearances are accounted for, monitored, followed-up, and ultimately collected.

     3.7. Administrative Personnel.

     (a) The Management Company shall retain and provide or arrange for the retention and provision of the following non-medical personnel necessary for the conduct of the Medical Group's business operations (collectively, "Administrative Personnel"):

           (i)  Administration;

          (ii)  Accounting;

         (iii)  Billing and Collection;

          (iv)  Secretarial;

           (v)  Transcription;

          (vi)  Appointments;

         (vii)  Switchboard;

        (viii)  Medical Records;

          (ix)  Chart Preparation;

           (x)  Historians;

          (xi)  Clinic Support; and

         (xii)  Marketing.

     (b) The Management Company shall determine and pay, or arrange for the payment of, the salaries and fringe benefits of the Administrative Personnel, and shall provide or arrange for other personnel services related to the Administrative Personnel, including, but not limited to, scheduling, determining personnel policies, administering continuing education benefits, and payroll administration; provided, that the Medical Group shall have the right to approve the rates of pay of the Administrative Personnel and any changes therein.

     (c) With respect to each applicable new employee in Administrative Personnel, the Management Company shall, as reasonably necessary, verify, or arrange for the verification of, educational and employment experience, licensure, insurability and compliance with those drug-free workplace restrictions contained in the Management Company's employee manual.

     (d) The Management Company shall attempt, consistent with sound business practices, to honor Medical Group requests with regard to the retention or assignment of specific Administrative Personnel to the Medical Group. In the event that the Management Company receives a complaint from the Medical Group that any of the Administrative Personnel is interfering with or disrupting the provision of Medical Group Services by the Medical Group, the Management Company will use reasonable efforts to attempt to promptly remedy any such complaint. If any such complaint is not remedied to the reasonable satisfaction of the Medical Group, then the Management Company shall remove such Administrative Personnel, if requested by the Medical Group, from the Medical Group's facilities, if and to the extent such action by the Management Company will not violate any applicable law.

     (e) All of the services provided by the Management Company under this
Section 3.7, including the obligations set forth in Section 3.7(d), shall be performed in compliance with all applicable laws.

     3.8. Technical Personnel; Leased Employees.

     (a) Subject to the conditions set forth in this Section 3.8, the Management Company shall employ or contract with, or shall arrange for, and shall provide to the Medical Group as leased employees, such Technical Personnel (as defined below) as may reasonably be necessary for the conduct of the Medical Business.

     (b) For purposes of this Agreement, "Technical Personnel" means nurses, medical assistants, x-ray technicians, other technicians, and other personnel who perform diagnostic tests or other services that are covered by Medicare or by other third party payors when performed by an employee of a physician under the physician's supervision.

     (c) The Medical Group shall have the right to exercise, and shall exercise, such supervision and control over the activities of the Technical Personnel and

Excluded Ancillary Employees (as hereinafter defined) as may be necessary for the Technical Personnel and Excluded Ancillary Employees to be considered leased employees under the Medicare program and under applicable law. Without limiting the generality of the foregoing, the Medical Group shall:

          (i) have the right to have any Technical Personnel and any Excluded Ancillary Employees terminated from employment;

          (ii) furnish the Technical Personnel and Excluded Ancillary Employees with the equipment and supplies needed by the Technical Personnel for their work;

          (iii) provide the Technical Personnel and Excluded Ancillary Employees with any necessary training;

          (iv) instruct the Technical Personnel and Excluded Ancillary Employees regarding their activities performed for the Medical Group;

          (v) establish the hours of work for the Technical Personnel and Excluded Ancillary Employees;

          (vi) approve vacation time and other time off from work; and

          (vii) provide that degree of supervision as is required by Medicare and by other third party payors to satisfy applicable conditions for coverage thereunder.

     (d) With respect to each of the Technical Personnel, the Management Company shall verify or arrange for the verification of educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and Federal commissions.

     3.9. Medical Personnel Recruiting.

     (a) The Management Company shall, upon request by the Medical Group, assist the Medical Group in recruiting Medical Personnel. The Medical Group shall be solely responsible for the selection and retention of Medical Personnel, provided that any such Medical Personnel shall possess all of the licensure required under applicable Federal and state law for such individual to perform his or her duties. "Medical Personnel" means:

          (i) Physicians (including fellows and residents, if any) providing professional medical services who are employees or independent contractors of the Medical Group; and

          (ii) Physician assistants, nurse practitioners, and other health care professionals who provide services that are billable to patients or third party payors under the name of such health care professional (as distinguished from services that are billable under the name of the supervising physician).

     (b) With respect to each of the Medical Personnel, the Management Company shall verify or arrange for the verification of educational and employment experience, licensure and insurability, and shall review and provide the Medical Group with copies of any complaints contained in public files with applicable state and Federal commissions.

     3.10. Inventory and Supplies.

     The Management Company shall order and purchase, or arrange for the order and purchase of, inventory and supplies on behalf of the Medical Group, and such other ordinary or appropriate materials the Medical Group reasonably deems to be necessary for the Medical Group to carry out its Medical Group Services. Inventory and supplies shall include, but not be limited, to:

     (a)  Medical supplies;

     (b)  Office supplies;

     (c)  Postage;

     (d)  Computer forms and supplies;

     (e)  Printing and stationery supplies;

     (f)  Printer supplies; and

     (g)  Linen and laundry supplies.

     3.11. Taxes.

     The Management Company shall provide the Medical Group with access to all information necessary for the Medical Group to prepare its tax returns. The Management Company shall have no responsibility for:

     (a)  The payment of the Medical Group's taxes; or

     (b)  The preparation of any income tax returns for the Medical Group.

     3.12. Information Systems Management.

     (a) The Management Company shall provide or arrange for the provision of management information systems services to be utilized by the Medical Group. These services shall include, but not be limited to, ongoing maintenance and enhancement of the existing information systems used by the

Medical Group in connection with the provision of the following services:

        (i) Accounts receivable - Billing/Insurance/Collections;

       (ii) On-line appointment scheduling;

      (iii) Internal e-mail;

       (iv) On-line transcription;

        (v) Faxing subsystem;

       (vi) Electronic claims submission;

      (vii) Patient flow monitoring system;

     (viii) Authorization module;

       (ix) Prescription module;

        (x) X-ray tracking system;

       (xi) Voice mail;

      (xii) Paperless medical records; and

     (xiii) Bar code chart tracking system.

     (b) The services provided by the Management Company shall protect the confidentiality of patient medical records to the extent required by applicable law or the Medical Group's payor agreements; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

     3.13. Use of New Technologies in the Practice of Medicine.

     The Management Company shall utilize reasonable efforts to promote the integration of new technologies into the professional practice of the Medical Group, including, without limitation, the use of satellite and other telecommunications services that permit the provision of remote consultations, virtual operations, and other professional services; provided, however, that the foregoing shall be subject to the terms of Section 8.2(e) hereof.

     3.14. Public Relations; Marketing and Advertising.

     The Management Company shall develop and implement community outreach programs and public relations programs designed to educate the patient population regarding the Medical Group, the availability of its medical services, and the availability in terms of any managed care programs in which the Medical Group participates. The Management Company also shall develop and implement marketing and advertising programs as reasonably required to promote and expand the Medical Business, subject to any approved budgets. These programs shall be developed in such manner as the Management Company deems practical, and shall be conducted in compliance with applicable laws and regulations governing advertising by the medical profession. Any promotional materials created primarily for the purpose of marketing the services provided by the Medical Group and the use of any individual physician's name in any promotional materials shall require the consent of the Medical Group or such physician, as the case may be.

     3.15. Insurance.

     The Management Company shall, to the extent permitted by applicable law, provide the insurance coverage described in Section 12.1, and may obtain the insurance described in Section 12.2 of this Agreement.

     3.16. Files and Records.

     (a) To the extent permitted by applicable law, the Management Company shall supervise and maintain custody of all files and records relating to the operation of the business of the Medical Group, including, without limitation, accounting, billing, collection, and patient medical records. The management of all files and records shall be in compliance with applicable state and Federal statutes. Patient medical records shall at all times be and remain the property of the Medical Group and shall be located at a location that is readily accessible for patient care. The Management Company shall preserve the confidentiality of patient medical records and use information contained in such records only for the limited purposes necessary to perform the Management Services set forth herein; provided, however, that in no event shall a breach of such confidentiality be deemed a default under this Agreement if the Management Company acted reasonably and in good faith to protect such confidentiality.

     (b) The Management Company shall provide all off-site storage of files and records as required and in conjunction with policies established by the Operations Committee. The Management Company shall provide the Medical Group with all requested off-site files and records on a timely basis, consistent with the policies of the Medical Group in effect immediately prior to the Commencement Date. Any change in such policies shall be subject to the approval of the Operations Committee.

     (c) In the event of termination of this Agreement, the Management Company shall deliver to the Medical Group at no charge a copy of the books and records of the Medical Group in the Management Company's possession. In the event any physician of the Medical Group terminates his affiliation with the Medical Group during the Term, the Management Company shall, within 30 days after receipt of written instructions from the Medical Group, deliver to such physician a copy of the books and records pertaining to the Medical Group Services provided by such physician during the five years prior to such physician's departure from the Medical Group; provided that the Management Company shall not be obligated to return any books and records pertaining to Medical Group Services provided prior to the Commencement Date.

     3.17. Managed Care Contracts.

     (a) The Management Company shall solicit, negotiate and administer all managed care contracts on behalf of the Medical Group based on parameters and criteria established by the Operations Committee. Such services shall be performed by the Management Company as agent of the Medical Group, and all managed care contracts shall be subject to the Medical Group's prior approval of any such contract. The Management Company shall prepare cost forecasts and other analyses as reasonably requested by the Medical Group in order to allow the Medical Group to make an informed decision with respect to each proposed contract.

     (b) In the event that the Management Company, or the Management Company and its affiliated medical practices acting together, shall enter into any contracts with third-party payors to provide any of the services included within the Excluded Ancillary Services (as hereinafter defined) within the geographic area served by the Medical Group (which for purposes hereof is defined as the geographic area within the following boundaries: (i) to the south by the Broward County/Dade County line; (ii) to the north by route I 595; (iii) to the east by the Atlantic Ocean; and (iv) to the west by the Collier County/Broward County line)), then the Management Company agrees to provide the Medical Group with a right of first refusal to provide such services within the applicable geographic area; provided that the pricing offered by the Medical Group to perform such services is competitive with rates generally charged by other service providers in such area. In the event that at such time the Management Company is then affiliated with a competing service provider that services the same geographic area, then in order to exercise its right of first refusal the Medical Group must provide such services at the same rate as such competing Management Company affiliate. In the event that such right of first refusal becomes applicable, the Management Company shall provide the Medical Group with written notice thereof and the parties agree to negotiate in good faith in accordance with the provisions of this Section 3.17(b).

     3.18. Budgets.

     (a) The Management Company shall prepare, for the review and approval of the Operations Committee, annual operating budgets (the "Budgets") reflecting in reasonable detail projected Billings, Collections, Medical Group Costs, and Management Company Operating Costs (all as hereinafter defined); provided, however, that the Medical Group and the Management Company hereby agree that the budget(s) attached hereto as Schedule II is (are) the Budget(s) for the Medical Group with respect to the time periods set forth thereon. All other budgets shall be on a calendar year basis. The Management Company shall prepare and submit to the Operations Committee all subsequent Budgets on or before December 1 of the year immediately preceding the calendar year for which such Budget is applicable.

     (b) In addition to the foregoing budgets, the Management Company shall prepare, for the review and approval of the Operations Committee, an annual budget (the "Excluded Ancillary Employee Budget") of the compensation (wages and otherwise) payable to all employees (the "Excluded Ancillary Employees") dedicated (part-time or full-time) to the provision of physical therapy services, bone densitometry services and services offered by the Medical Group's certified outpatient rehabilitation facilities (the "Excluded Ancillary Services"); provided, however, that the Medical Group and the Management Company hereby agree that the Excluded Ancillary Employee Budget attached as Schedule II-A is approved with respect to the time period set forth therein. The Management Committee shall prepare and submit to the Operations Committee all subsequent Excluded Ancillary Employee Budgets on or before December 1 of the year immediately preceding the calendar year for which such budget is applicable.

     3.19. Force Majeure.

     The Management Company shall not be liable to the Medical Group for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, unavailability of supplies, changes in applicable law or regulations or other extraordinary events over which the Management Company has no control for so long as such events continue and for a reasonable time thereafter.

     SECTION 4. Consideration.

     In consideration of the Medical Group's entering into this Agreement, the Management Company shall provide to each person identified on Schedule III attached hereto (the "Eligible Parties"), the consideration set forth opposite such person's name on Schedule III, the allocation of which has been determined and apportioned by the Medical Group.

     SECTION 5. Costs, Compensation, and Other Payments.

     5.1. Ownership of Accounts; Security.

     The Medical Group hereby transfers to the Management Company ownership of all accounts receivable and other rights to payment arising from the provision by the Medical Group of Medical Group Services to the general public during the Term (the "Accounts"); provided, however, that the right to payment of Medicaid and Medicare receivables shall remain with the Medical Group in accordance with applicable Federal and state law. The parties agree that all of the Medical Group's accounts receivable existing as of the close of business on August 31, 1997 and any amounts owing to the Medical Group for services provided through such date (collectively, the "Retained Accounts Receivable") shall remain the property of the Medical Group. Notwithstanding anything to the contrary contained herein, the collections relating to any Retained Accounts Receivable shall not be included in the computations of Collections, the Annual Medical Group Compensation Amount, or the Management Fee as described in Sections 5.3 and 5.4 hereof. The Management Company shall have the right to grant to any lender (the "Lender") a first priority lien and security interest in and with respect to the Accounts, together with all books, records, computer information and other general intangibles relating thereto (collectively, the "Collateral"), as security for the obligations of the Management Company to the Lender and the Medical Group shall execute a financing statement (the "Financing Statement") for the benefit of the Management Company evidencing the foregoing transfer of the Accounts and perfecting the Management Company's ownership interests therein. The Medical Group hereby acknowledges that the Lender is a third party beneficiary of the benefits granted to the Management Company under this Section 5.1. The Medical Group shall cooperate with the Lender as reasonably requested by the Lender in the event the Lender seeks to enforce its rights and remedies under its agreement with the Management Company, including granting the Lender access, to the extent permitted by law, to all books and records associated with the Collateral. Neither the Management Company nor the Lender shall be required to give the Medical Group any notice in connection with any loan or related financing arrangements affecting the Accounts or other Collateral.

     5.2. Bank Accounts.

     Except as otherwise provided in Section 13.4 hereof, the Medical Group shall instruct the Medical Group Bank to transfer, on a daily basis, all funds in the Medical Group Collections Account (less the amount necessary to avoid the payment of bank charges or fees relating to the failure to maintain a minimum balance in the Medical Group Collections Account) to a bank (the "Management Company Bank") designated by the Management Company, for credit to an account in the Management Company's name (the "Operating Account"). The Medical Group shall enter into a mutually acceptable Provider Account Agreement with the Medical Group Bank, the Management Company, and the Management Company's lender (the "Provider Account

Agreement"), in order to satisfy the foregoing obligation. The parties hereto agree and acknowledge that the Medical Group will not be obligated to transfer to the Operating Account any funds in its separate bank accounts utilized in connection with its operation of the Excluded Ancillary Services.


     5.3. Annual Medical Group Compensation Amount.

     (a) Monthly Draw.

          (i) On each Draw Date (as hereinafter defined) during the Term hereof, the Management Company shall distribute to the Medical Group an amount equal to a percentage (the "Draw Percentage") of the Medical Group's total Billings (as hereinafter defined) for Medical Group Services provided during the previous month (the "Monthly Draw"). The Draw Date and the initial Draw Percentage are as set forth on Schedule IV, and the Draw Percentage shall be adjusted as provided in Section 5.3(a)(ii).

          (ii) Commencing May 15, 1998, and effective May 15 of each year thereafter, the Draw Percentage shall be adjusted to equal a fraction, the numerator of which is the Annual Medical Group Compensation Amount (as hereinafter defined) for the previous year, and the denominator of which is the total amount of Billings for the previous year. Additionally, the Management Company may adjust the Draw Percentage from time to time based on the actual Collections year-to-date in order to minimize the amount of any annual settlement payment reasonably anticipated to be required under
     Section 5.3(b).

     (b) Annual Settlement.

          (i) On or before April 30 of each year beginning 1998, the Management Company shall determine the compensation (the "Annual Medical Group Compensation

     Amount") earned by the Medical Group with respect to the prior calendar year in accordance with the following calculation:

          (A) The total Collections for all Medical Group Services rendered during such year, minus

          (B)  the sum of the following:

               (1) the Management Fee earned by the Management Company for the previous calendar year; and

               (2) the Authorized Management Company Operating Costs (as hereinafter defined) actually paid by the Management Company during such year.

          (ii) If the Annual Medical Group Compensation Amount thus determined exceeds (the "Annual Shortfall") the total of the twelve (12) Monthly Draws paid by the Management Company to the Medical Group during the previous calendar year (the "Annual Draw Amount"), the Management Company shall pay to the Medical Group on or before May 15, an amount equal to the Annual Shortfall, plus interest thereon at the rate of eight (8%) percent per annum, commencing July 1 of the prior calendar year (or, with respect to the first calendar year of this Agreement, if applicable, the Commencement
     Date). If the Annual Medical Group Compensation Amount is less (the "Annual Overpayment") than the Annual Draw Amount, the Management Company shall withhold from the Monthly Draw otherwise payable to the Medical Group, during each of the following six (6) months, an amount equal to one-sixth (1/6) of such Annual Overpayment, plus interest thereon at the rate of eight (8%) percent per annum, commencing July 1 of the prior calendar year (or, with respect to the first calendar year of this Agreement, if applicable, the Commencement Date).

          (iii) With respect to this Section 5.3(b), for purposes of determining the total Collections for all Medical Group Services provided during any calendar year or portion thereof during the Term, all Collections during January, February, and March of such year shall be deemed to be for Medical Group Services rendered during the previous calendar year, and all Collections during April through December shall be deemed to be for Medical Group Services rendered during the calendar year in which such Collections were received. The foregoing shall also apply with respect to determining the Management Fee earned by the Management Company for the previous calendar year, for purposes of this Section 5.3(b).

          (iv) Notwithstanding anything to the contrary set forth herein, the first period for which the annual settlement described in this Section 5.3(b) shall be applicable is the period commencing on the Commencement Date and ending on December 31, 1997.

     (c) For purposes of this Agreement:

          (i) "Billings" means, for any applicable period, the gross charges of the Medical Group for all Medical Group Services furnished during such period.

          (ii) "Collections" means, for any applicable period, all cash or cash equivalents received during such period for Medical Group Services, including any capitation payments, less any refunds paid during such period.

          (iii) "Medical Group Services" means the following services rendered by, through, or on behalf of the

     Medical Group: all professional services rendered by or under the supervision of any of the Medical Personnel (including professional services rendered in connection with New Ancillary Services); all plain film and other diagnostic radiology services rendered by or under the supervision of any of the Medical Personnel; all other ancillary services (other than New Ancillary Services); all ultrasound for pediatric patients; all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, and other items and supplies that are billable to patients or to third party payors; depositions, record review services, court appearances, and independent medical exams; and all other services provided on a regular basis by the Medical Group immediately prior to the Commencement Date (except as set forth below).

          (iv) It is the intent of the parties that Billings, Collections, and Medical Group Services not include any of the following:

               (A) New Ancillary Services or Excluded Ancillary Services (excluding professional services rendered by Medical Personnel in connection therewith, which professional services are included under Section 5.3(c)(iii) above);

               (B)  interest income;

               (C) royalties payable to any Medical Group physician for medical inventions;

               (D) fees payable under consulting agreements entered into by Medical Group physicians;

               (E) revenues from presentations, publications, medical directorships, service as the head of a hospital department, service on hospital committees or hospital boards of directors, and endorsements;

               (F) revenues received by individual physicians from emergency room calls where they are not seeing patients and the physicians are paid directly by the subject hospital;

               (G) proceeds from the sale of any capital assets of the Medical Group; and

               (H)  any income from investments.

Notwithstanding anything to the contrary contained therein, any revenues received by any Billable Medical Personnel (as hereinafter defined) from any source set forth in clauses (D) and (E) above, shall be included in Billings, Collections and Medical Group Services if the revenues from Medical Group Services generated by such Billable Medical Personnel during any year are materially reduced by the Billable Medical Personnel's participation in such activities.

          (v) For illustrative purposes only, an example of the computation of the Annual Settlement is set forth on Schedule VII attached hereto.


     5.4. Management Fee.

     (a) The compensation payable to the Management Company for the provision of Management Services under this Agreement (the "Management Fee"), which the Management Company may retain from funds received by the Medical Group from time to time at its discretion, shall be equal to (i) the sum of (A) an amount equal to the Applicable Percentage (as hereinafter defined) of Net Operating Income,
(B) an amount equal to sixty six and two-thirds percent (66-2/3%) of the Professional Management Cost Savings (as hereinafter defined) and (C) any amounts owed to the Management Company pursuant to Section 5.11 hereof, if any, less (ii) an amount equal to the Medical Group's pro rata portion of the Specialty Care Network Profit (as hereinafter defined) for such period, if any, based on the number of claims generated by the Medical Group through the specialty care network owned or operated by the Management Company during the applicable period. The Management Fee shall not include any Professional Medical Cost Savings (as hereinafter defined), but all of such savings will accrue for the benefit of the Medical Group. For illustrative purposes only, an example of the computation of the Management Fee is set forth on Schedule VII attached hereto.

     (b) For purposes of this Section 5.4, the following terms have the meanings set forth below:

          (i) "Addbacks" means, for any applicable period, the aggregate amount of expense incurred during such period for the benefit of the Medical Group for each of the following line items in excess of the respective amounts budgeted therefor in the Budget for such period: (A) entertainment and (B) automobiles;

          (ii) "Adjusted Operating Expenses" means, for any period, an amount equal to (A) Professional Practice Cost Savings (as hereinafter defined), plus (B) Authorized Management Company Operating Costs, minus (C) Addbacks;

          (iii) "Applicable Percentage" has the meaning set forth on Schedule V;

          (iv) "Net Operating Income" means, for any period, an amount equal to Collections minus Adjusted Operating Expenses;

          (v) "Professional Management Cost Savings" means the Professional Practice Cost Savings described in Section A.1 of Schedule VI;

          (vi) "Professional Medical Cost Savings" means the Professional Practice Cost Savings described in Section A.2 of Schedule VI;


          (vii) "Professional Practice Cost Savings" means the cost savings determined in the manner described on Schedule VI; and

          (viii) "Specialty Care Network Profit" means the excess of the fee(s) received by the Management Company over the costs incurred by the Management Company, each in connection with its ownership and/or operation of a specialty care network.

     (c) In addition to all other payments to which the Management Company is entitled under this Agreement, the Management Company shall be promptly reimbursed by the Medical Group for all costs associated with employing the Excluded Ancillary Employees, as set forth on the Excluded Ancillary Employee Budget for the subject year. The Management Company shall be entitled to such reimbursement in accordance with its normal payroll practices for employees working with the Medical Group.

     5.5. Management Company Costs.

     (a) The Management Company shall pay all Management Company Operating Costs and all Excluded Costs (collectively, the "Management Company Costs"). All Management Company Costs shall be incurred in the name of the Management

Company, and not in the name of the Medical Group, except as specifically approved by the Medical Group. Management Company Costs shall not include any costs or expenses incurred prior to the Commencement Date.

     (b) The Management Company shall provide to the Medical Group on a monthly basis a schedule listing all Management Company Costs paid by the Management Company during the preceding month; provided, that the parties acknowledge that during the initial 180-day phase-in period of this Agreement, there may be some delays in delivering such information, which delay will not be deemed a default hereunder. In addition, the Management Company shall provide to the Medical Group, upon reasonable request by the Medical Group from time to time, supporting documentation and other backup detail relating to any or all of the Management Company Costs.

     (c) For purposes of this Agreement, "Management Company Operating Costs" means all operating costs and expenses incurred in connection with the provision of the Management Services, including, without limitation, those costs and expenses set forth in the Budget, except that any costs and expenses defined as Medical Group Costs in Section 5.7 hereof, and any Excluded Costs (as hereinafter defined) shall not be deemed Management Company Operating Costs. To the extent that the Medical Group and the Management Company mutually determine that an expenditure not included in the Budget needs to be incurred in connection with the provision of Management Services hereunder, such expenditure shall be included in Management Company Operating Costs for purposes of this Agreement. "Excluded Costs" means all of the following costs and expenses incurred in connection with the provision of the Management Services hereunder:


          (i) Ancillary Service Start-Up Costs (as hereinafter defined);

          (ii) New Medical Office Start-Up Costs;

          (iii) the cost of any FF&E provided by the Management Company to the Medical Group, including the capital costs associated with any information systems technology implemented by the Management Company (subject to the provisions of Section 8.2(e) hereof); provided that the costs associated with the maintenance of such technology shall be an expense included in the Budget and shall be deemed an Authorized Management Company Operating Cost for purposes of this Agreement;

          (iv) depreciation, amortization, and interest; and

          (v) any amounts by which Management Company Operating Costs exceed Authorized Management Company Operating Costs; and

          (vi) corporate overhead of the Management Company ("Corporate Overhead") except to the extent that all of the following conditions are satisfied, as determined by the Operations Committee:

               (A) The Corporate Overhead is incurred in lieu of a pre-existing Management Company Operating Cost;

               (B) The amount of such Corporate Overhead does not exceed the amount of the Management Company Operating Costs being eliminated; and

               (C) The Corporate Overhead is allocated to the Medical Group and to all other medical groups utilizing such Corporate Overhead on a pro rata basis.

Any Corporate Overhead with respect to which all of the above conditions are satisfied shall be considered Management Company Operating Costs; provided that notwithstanding the foregoing, Corporate Overhead relating to the provision of legal, accounting, financing, purchasing or human resources services pursuant to the provisions of Section 3 hereof, but in each case excluding any of such services which are solely for the benefit of or performed at the request of the Medical Group or its stockholders, shall constitute Excluded Costs.

     (d) For purposes of this Agreement, "Authorized Management Company Operating Costs" means all Management Company Operating Costs incurred in any year reduced by any or all of the following, as applicable:

          (i) any costs that exceed the applicable Management Company Operating Costs Budget which are not approved by the Operations Committee;


          (ii) any costs with respect to which the Medical Group has reasonably requested supporting documentation or other backup detail which has not been furnished by the Management Company or which does not reasonably establish the appropriateness of such costs; and

          (iii) any costs that have been determined pursuant to an audit under
     Section 5.9 not to have been reasonably incurred in connection with the Management Services required to be provided under this Agreement.

     5.6. New Medical Office Start-Up Costs.

     (a) The Management Company shall pay, to the extent provided herein, all New Medical Office Start-Up Costs incurred in connection with the establishment of any New Medical Office. The Management Company shall create a separate division (the "New Office Division") for purposes of accounting for the income, costs, profits, and losses of any New Medical Office.

The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Medical Office. Notwithstanding anything to the contrary contained herein, Corporate Overhead shall not be included in determining the costs and expenses associated with any New Medical Office.

     (b) At the end of the New Medical Office Start-Up Period (as hereinafter defined), the funds allocated to the New Office Division will be retroactively included in the general accounts of the Medical Group and the Management Company, respectively, as contemplated in Sections 5.3, 5.4, 5.5 and 5.7 of this Agreement in accordance with the following: (i) the Management Company shall be reimbursed for all of the Management Company Operating Costs incurred by the Management Company for each New Medical Office, (ii) the Management Company shall be entitled to receive the aggregate Management Fee as described in
Section 5.4 and (iii) the Medical Group shall be entitled to receive the Annual Medical Group Compensation Amount for such new Medical Office, in each case, as if such New Medical Office had been any other office of the Medical Group during the New Medical Office Start-Up Period; provided, however, that notwithstanding the foregoing, if the aggregate Collections for such New Medical Office during the New Medical Office Start-Up Period is equal to or less than sum of (x) the New Medical Office Start-Up Costs associated with such New Medical Office and
(y) the Management Fee payable with respect to the Collections of such New Medical Office, in each case during the New Medical Office Start-up Period, then
(A) the Management Company and the Medical Group shall not be entitled to receive the Management Fee or the Annual Medical Group Compensation Amount, as applicable and (B) the Management Company shall be responsible for the deficit, if any, associated with such New Medical Office; provided that the aggregate amount of Collections received during the New Medical Office Start-Up Period for such New Medical Office shall belong solely to the Management Company.

     (c) In the event that the New Medical Office is not profitable (as reasonably determined by the Management Company) as of the end of the New Medical Office Start-Up Period, and the Management Company desires to close such New Medical Office, it must provide the Medical Group with written notice (the "Closing Notice") thereof within 15 days after the end of the New Medical Office Start-Up Period. The Medical Group shall then have the right (the "Continuation Right"), which it must exercise by delivering written notice to the Management Company within five (5) days after receipt of the Closing Notice, to keep the New Medical Office open. In the event that the Medical Group exercises its Continuation Right, then the Medical Group shall be required to fund all costs that fall within the definition of New Medical Office Start-Up Costs incurred during the period from the expiration of the New Medical Office Start-Up Period through and including the date that the New Medical Office becomes profitable (as reasonably determined by the Management Company) (the "Secondary Period"). Upon the conclusion of the Secondary Period, the funds allocated to the New Office Division during the Secondary Period shall be included in the general accounts of the Medical Group and the Management Company, respectively, in the manner set forth in 5.6(b) above; provided, however, that notwithstanding the foregoing, if the aggregate Collections for such New Medical Office during the Secondary Period are equal to or less than the sum of (x) the costs that fall within the definition of New Medical Office Start-Up Costs associated with such New Medical Office and (y) the Management Fee payable with respect to the Collections of such New Medical Office, in each case during the Secondary Period, then (A) the Management Company and the Medical Group shall not be entitled to receive the Management Fee or the Annual Medical Group Compensation Amount, as applicable and (B) the Medical Group shall be responsible for the deficit, if any, associated with such New Medical Office; provided, however, that the aggregate amount of Collections received during the Secondary Period for such New Medical Office shall belong solely to the Medical Group. Notwithstanding the foregoing, if the Medical Group elects to close such New Medical Office prior to its becoming profitable, the aggregate amount of Collections received during the Secondary Period for such New Medical Office shall belong solely to the Medical Group.

     (d) Notwithstanding anything contained herein to the contrary, in the event that either (i) the Operations Committee determines not to open a potential New Medical Office proposed by the Medical Group, or (ii) the Operations Committee is deadlocked as to whether to open such New Medical Office proposed by the Medical Group, or (iii) the Operations Committee is deadlocked as to whether to open such New Medical Office proposed by the Medical Group, and the decision of the arbitrator pursuant to Section 8.2 hereof is not to open such New Medical Office, then in any such event the Medical Group shall have the right (the "Opening Right"), upon delivery of written notice to the Management Company, to open such New Medical Office. In the event that the Medical Group exercises its Opening Right, the Medical Group shall be required to fund all costs within the definition of New Medical Office Start-Up Costs incurred during the Special New

Medical Office Start-Up Period (as hereinafter defined). Upon the conclusion of the Special New Medical Office Start-Up Period, the funds allocated to the New Office Division during the Special New Medical Office Start-Up Period shall be included in the general accounts of the Medical Group and the Management Company, respectively, in the manner set forth in 5.6(b) above; provided, however, that notwithstanding the foregoing, (i) no Management Fees shall be payable to the Management Company during the Special New Office Start-Up Period and (ii) if the aggregate Collections for such New Medical Office during the Special New Medical Office Start-Up Period are equal to or less than the sum of
(x) the costs that fall within the definition of New Medical Office Start-Up Costs associated with such New Medical Office, plus (y) interest at the rate of ten (10%) percent per annum on such costs which shall be paid to the Medical Group, then (A) the Management Company and the Medical

Group shall not be entitled to receive the Management Fee or the Annual Medical Group Compensation Amount, as applicable, and (B) the Medical Group shall be responsible for the deficit, if any, associated with such New Medical Office; provided that the aggregate amount of Collections received during the Special New Medical Office Start-Up Period for such New Medical Office shall belong solely to the Medical Group. Notwithstanding the foregoing, if the Medical Group elects to close such New Medical Office prior to its becoming profitable, then the aggregate amount of Collections received during the Special New Medical Office Start-Up Period for such New Medical Office shall belong solely to the Medical Group. As used herein, "Special New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the subject New Medical Office and ending on the date that the New Medical Office becomes profitable (i.e., generated Collections sufficient to pay the applicable New Medical Office Start-Up Costs, plus 10% per annum interest thereon, as reasonably determined by the Operations Committee).

     (e) In the event that the Medical Group elects to open a New Medical Office in accordance with the provisions of Section 5.6(d) above, and does so open such an office, the Management Company will pay the Medical Group an additional amount of consideration (the "New Office Payment") if the following conditions are satisfied: (i) the Net Operating Income for such New Medical Office for the 12-month period beginning on the New Office Net Profit Date (as hereinafter defined) and ending on the first anniversary thereof (such period being referred to herein as, the "Determination Period") is greater than zero, and (ii) the Management Fee payable by the Medical Group pursuant to Section 5.4 hereof for the Determination Period is at least equal to the Management Fee paid to the Management Company by the Medical Group for the 12-month period ending on the New Office Net Profit Date. The amount of the New Office Payment will be determined by taking six times 15% of the Net

Operating Income of such New Medical Office for the Determination Period, which amount will be payable 65% in cash and 35% in shares of common stock of the Management Company (at the Fair Market Value (as hereinafter defined) of such common stock at such time). The Management Company shall, within 30 days after the end of the Determination Period, notify the Medical Group if the conditions set forth in clauses (i) and (ii) above have been satisfied and, if so, the amount of the New Office Payment due to the Medical Group. The Management Company shall deliver the New Office Payment to the Medical Group within 15 days following delivery of such notice. In connection with the delivery of the New Office Payment to the Medical Group, the Medical Group shall transfer to the Management Company for no additional consideration all of its right, title and interest in all of the Equipment used at such New Medical Office and, to effectuate such transfer, the Medical Group shall execute and deliver to the Management Company an assignment and assumption agreement and a bill of sale, each of which shall be satisfactory to the Management Company. As used herein, "New Office Net Profit Date" means, as to any New Medical Office, that day on which the Operations Committee determines that the aggregate revenues of such New Medical Office are greater than the sum of (a) those costs that fall within the definition of New Medical Office Start-Up Costs associated with such New Medical Office (including physician compensation), and (b) the accrued interest payable to the Medical Group pursuant to Section 5.6(d) above with respect to the amount of such costs.

     (f) Except to the extent provided in Section 5.6(b), (c) and (d) above, the billings, collections, costs and expenses relating to any New Medical Office shall not, during the New Medical Office Start-Up Period or the Secondary Period, be included in the computations of Annual Medical Group Compensation Amount, the Management Fee, Management Company Costs, Ancillary Service Start-Up Costs, or Medical Group Costs as described in Sections 5.3, 5.4, 5.5, 5.8, or 5.7, respectively.

     (g) All Medical Equipment utilized at any New Medical Office shall be acquired by the Management Company and provided to the Medical Group in accordance with the terms of Section 3.3 hereof.

     (h) For purposes of this Agreement, "New Medical Office" means any office of the Medical Group other than those offices located in the premises identified in Section 3.2(a) hereof.

     (i) For purposes of this Agreement, "New Medical Office Start-Up Costs" means the following costs incurred in connection with the establishment of a New Medical Office during the New Medical Office Start-Up Period: all Management Company Operating Costs and all costs associated with the development of such New Medical Office other than Medical Group Costs, but not including any Corporate Overhead, provided that, the costs incurred in connection with any New Physician (as hereinafter defined) shall be borne in accordance with the provisions of Section 5.11 hereof.

     (j) For purposes of this Agreement, "New Medical Office Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of a New Medical Office and ending on the last day of the calendar month in which a period of twelve (12) months has elapsed from and after the date on which the New Medical Office first opened for the treatment of patients.

     5.7. Medical Group Costs.

     Except as otherwise provided in this Agreement, the Medical Group shall pay all of the costs specified in this Section 5.7 (the "Medical Group Costs"). All Medical Group Costs shall be incurred in the name of the Medical Group, and not in the name of the Management Company, and shall be paid from an account of the Medical Group and not from any bank account of the Management Company. The Medical Group Costs are as follows:

     (a) compensation of all Medical Personnel that (i) are authorized to directly bill patients, Medicare, Medicaid and third party payors and
          (ii) are employed directly by the Medical Group (such persons being referred to herein as the "Billable Medical Personnel");

     (b) any applicable fringe benefits for all Medical Personnel, including, but not limited to, payroll taxes, workers' compensation, health insurance (including drug coverage), dental insurance, disability insurance, life insurance, 401(k) retirement plan, business buy-out disability insurance and continuing education; and

     (c) the cost of any items which are not required to be provided by the Management Company under this Agreement and/or which were ordered, purchased, or incurred by the Medical Group directly, including but not limited to the cost of accounting, legal, consulting, or other professional or advisory services, business meetings, and business taxes.

     5.8. New Ancillary Services Costs.

     (a) Any agreement by the parties to establish a New Ancillary Service as described in Section 3.4 of this Agreement shall (unless otherwise agreed by the parties) incorporate the following:

          (i) The Management Company shall create a separate division ("Ancillary Division") for purposes of accounting for the income, costs, profits, and losses of any New Ancillary Service. The Management Company shall utilize generally accepted accounting principles in determining and accounting for the profits and losses related to the operations of each New Ancillary

     Service. Notwithstanding anything to the contrary contained herein, Corporate Overhead shall not be included in determining the costs and expenses associated with any New Ancillary Service.

          (ii) Profits and/or losses of any Ancillary Division arising from and after the Ancillary Service Start-Up Period shall be divided equally between the Medical Group and the Management Company, and all distributions to the Medical Group and to the Management Company shall be made in equal amounts to each from available cash (after payment of all currently due obligations incurred in connection with such New Ancillary Division, including, without limitation, any principal and interest amounts then due and payable under Section 5.8(a)(iv) below, and after retention of reasonable reserves) derived from the operation of such Ancillary Division.

          (iii) All diagnostic and therapeutic equipment utilized in connection with any New Ancillary Service ("New Ancillary Service Medical Equipment") shall be acquired by the Management Company and shall be provided to the Medical Group on terms substantially similar to those set forth in Section
     3.3 hereof.

          (iv) The Management Company shall pay all of the Ancillary Service Start-Up Costs (as hereinafter defined). Beginning with the month immediately following the expiration of the Ancillary Service Start-Up Period (as hereinafter defined), the Management Company shall be entitled to recoup all of the Ancillary Service Start-Up Costs previously paid by the Management Company in sixty (60) equal monthly installments of principal, plus interest on the unrecouped portion of such costs at the prevailing prime rate as set forth in the Wall Street Journal or at the actual rate paid by the Management Company with respect to any part of such costs that have been financed by the Management Company, if applicable.

          (v) The Management Company shall provide, in connection with any New Ancillary Service, the full range of management services described in this Agreement.

          (vi) The billings, collections, costs and expenses relating to any New Ancillary Service shall not be included in the computations of Annual Medical Group Compensation Amount, the Management Fee, Management Company Costs, New Medical Office Start-Up Costs, or Medical Group Costs as described in Sections 5.3, 5.4, 5.5, 5.6, or 5.7, respectively.

     (b) For purposes of this Section 5.8, "Ancillary Service Start-Up Period" means the period commencing on the date that any costs are incurred in connection with the establishment of the New Ancillary Service, which date shall not be prior to the date of the agreement establishing such New Ancillary Service, and ending on the earlier to occur of (i) the last day of the first period of two (2) consecutive calendar months for which the New Ancillary Service shows an Average Profit (as hereinafter defined) at least equal to the amount of the Ancillary Service Reimbursement Payment (as hereinafter defined)

or (ii) the last day of the twelfth month after the establishment of such New Ancillary Service.

     (c) As used herein, "Ancillary Service Reimbursement Payment" means an amount determined by (i) taking the total Ancillary Service Start-Up Costs for the period ending on the date of determination, (ii) adding an amount equal to the total of the projected interest payable on such amount during the repayment term (which interest amount shall be a good faith estimate by the Management Company) and (iii) dividing the sum by 60.

     (d) "Average Profit", at any point during the New Ancillary Start-Up Period, means the average for any consecutive two month period of the remainder (as determined in good faith by the Management Company) of the revenues less the expenses for such New Ancillary Service.

     (e) For purposes of this Section 5.8, "Ancillary Service Start-Up Costs" means the total of all of the following costs incurred in connection with the establishment of a New Ancillary Service during the Ancillary Service Start-Up Period (whether such costs would otherwise be considered Management Company Costs or Medical Group Costs):

          (i) Any lease payments for New Ancillary Service Medical Equipment;

          (ii) All costs of acquiring furniture, fixtures, and office equipment;

          (iii) All initial occupancy costs, if any, including but not limited to prepaid rent, and tenant improvements;

          (iv) All costs related to the acquisition of materials and supplies related to the provision of such New Ancillary Service; and

          (v) All ongoing costs of the New Ancillary Service, including but not limited to personnel (other than the Billable Medical Personnel) and related benefits, the cost of operating any equipment utilized in providing the service, supplies, insurance, rent, repairs and maintenance, outside services, telephone, taxes, utilities, storage and other ordinary ongoing expenses of providing the New Ancillary Service.

     5.9. Review and Audit of Books and Records.

     Each of the parties shall have the right, during ordinary business hours and upon reasonable notice, to review and make copies of, or to audit through a qualified certified public accountant approved by the other party (which approval shall not be unreasonably withheld), the books and records of the other party relating to the billing, collection, and disbursement of fees, and the determination of costs, under this Agreement. Any such review or audit shall be performed at the cost of the requesting party; provided, however, that in the event that such review or audit requested by the Medical Group discloses a discrepancy indicating that the Medical Group has actually been underpaid by an amount in excess of three and one half (3.5%) percent, but not more than five percent (5%) of the total amount of Annual Medical Group Compensation Amount otherwise payable to the Medical Group for the period covered by the audit (the "Audit Compensation Amount"), the Management Company shall pay up to $5,000 of the cost of such audit, and if the audit reveals an underpayment in excess of five (5%) percent of the Audit Compensation Amount, the entire cost of the audit shall be borne by the Management Company. All documents and other information obtained in the course of such review or audit shall be held in strict confidence.

     5.10. Start-Up Period.

     (a) Consistent with the provisions of Section 2 of this Agreement, the parties acknowledge and agree that, in order to facilitate the transition of responsibilities hereunder, certain requirements and procedures agreed to under this Agreement may be implemented, in whole or in part and at any time during the period commencing on the Commencement Date and ending 90 days thereafter (subject to extension by agreement of the Medical Group and the Management Company), rather than being fully implemented immediately on the Commencement Date. Accordingly, the parties further agree that the Management Fee and Monthly Draw payable in respect of the Management Services and the Medical Group Services applicable to such period of time shall be computed, and any appropriate adjustments shall be made, such that no material financial advantage or disadvantage shall accrue to either party as a result of implementing such requirements and procedures over the course of such start-up period rather than immediately on the Commencement Date.

     (b) Supplementing the provisions of Section 5.10(a) above, the parties agree that the Medical Group has heretofore funded certain costs and expenses (collectively, the "Prepaid Expenses") incurred during the period from the Commencement Date to the Signature Date. On the Signature Date, the Management Company has paid to the Medical Group $800,000 (the "Estimated Expenses"), by delivery of a promissory note to the Medical Group for such amount which is due on January 2, 1998 ("Note No. 3"), which represents the parties' good faith estimate of the Prepaid Expenses. The parties agree that within sixty (60) days from the Signature Date, they will mutually determine the actual amount of the Prepaid Expenses. If the actual amount of the Prepaid Expenses exceeds the Estimated Expenses, the Management Company shall remit such excess amount to the Medical Group within five (5) days of the date of determination. If the Estimated Expenses exceed the actual amount of the Prepaid Expenses, the Medical Group shall refund the difference to the Management Company within five (5) days of the date of determination. The parties acknowledge that any payments for Prepaid Expenses shall not be included in the computation of Collections and may, subject to the reconciliation provided herein, be freely distributed by the Medical Group to its shareholders.


     5.11. New Physician Compensation Costs.

     (a) Notwithstanding anything contained herein to the contrary, during the period beginning on the New Physician Start Date (as hereinafter defined) and ending on the Physician

Breakeven Date (as hereinafter defined), the Management Company shall be responsible for the payment of (or with respect to insurance benefits, for the prompt reimbursement of the Medical Group for, to the extent applicable) all New Physician Compensation (as hereinafter defined) and all New Physician Personnel Expense (as hereinafter defined), and notwithstanding anything to the contrary contained in this Agreement, shall receive, in consideration therefor, sixty six and two-thirds percent (66-2/3%) (such amount being referred to herein as the "New Physician Net Collections") of all Collections generated by such New Physician for those Medical Group Services performed by such New Physician, and such amounts shall not be included in determining Collections for purposes of this Agreement. The remaining thirty three and one-third percent (33 1/3%) of such Collections shall belong to the Medical Group, and such amounts shall not be included in determining Collections for purposes of this Agreement. As of the Physician Breakeven Date, the New Physician Compensation shall be payable by, and become the responsibility of, the Medical Group in accordance with Section
5.7 hereof, and all of the Billings and Collections generated by such New Physician thereafter shall be considered Billings and Collections for purposes of this Agreement.

     (b) "New Physician" means, any physician who, at any time after the Commencement Date, becomes affiliated with or employed by the Medical Group; provided that if such physician becomes affiliated with or employed by the Medical Group pursuant to a transaction between the Management Company and such physician or a medical group with which such physician is affiliated in which the Management Company acquires any assets or accounts receivable from such physician or such medical group or pays any other consideration to such physician or such medical group in connection with such physician's affiliation or employment with the Medical Group and/or the Management Company, then such physician shall not be deemed to be a New Physician for purposes of this Agreement.

     (c) "New Physician Breakeven Date" means, with respect to any New Physician, the date on which the New Physician Net Collections for the period beginning on the New Physician Start Date and ending on the date of determination first equal or exceed (i) the aggregate amount of New Physician Compensation paid to such New Physician for the foregoing period plus (ii) that portion of the Medical Group Costs and Management Company Costs associated with such New Physician and/or the Medical Group Services provided by such New Physician.


     (d) "New Physician Compensation" means, with respect to any New Physician and for any period in question, the amount of compensation (wages and insurance benefits) payable to or for the benefit of such New Physician by the Medical Group.

     (e) "New Physician Personnel Expense" means with respect to any New Physician and for any period in question, the amount of compensation (wages and otherwise) payable to any one (1) physician assistant who is retained by the Management Company primarily to accommodate the increased patient flow generated by such New Physician.

     (f) "Physician Start Date" means, with respect to any New Physician, the date such New Physician becomes affiliated with or employed by the Medical Group.

     SECTION 6. Representations and Warranties of the Medical Group

     The Medical Group hereby represents and warrants to the Management Company, as of the Signature Date, as follows:

     6.1. Organization; Good Standing; Qualification and Power.

     The Medical Group is a professional association duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite power and authority to own, lease, and operate its properties, to carry on its business as now being conducted and as proposed to be conducted, to enter into this Agreement, the Asset Purchase Agreement, the

Assignments of Lease, the Financing Statement, the Provider Account Agreement and the Stockholder Non-Competition Agreements (as hereinafter defined) (collectively, the "Medical Group Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Medical Group has delivered to the Management Company a true and correct copy of its Articles of Incorporation and its Bylaws, each as in effect on the date hereof.

     6.2. Equity Investments.

     Except as set forth on Schedule 6.2, the Medical Group currently has no subsidiaries, nor does the Medical Group currently own any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture, or other entity.

     6.3. Authority.

     The execution, delivery and performance of this Agreement and the other Medical Group Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Medical Group. This Agreement and the other

Medical Group Transaction Documents have been duly and validly executed and delivered by the Medical Group and constitute the legal, valid and binding obligations of the Medical Group enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement or any other Medical Group Transaction Document by the Medical Group nor the consummation by the Medical Group of the transactions contemplated hereby or thereby, nor compliance by the Medical Group with any provision hereof or thereof will conflict with or result in a breach of any provision of the formation documents of the Medical Group, cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Medical Group is a party or by which the Medical Group or any of its properties or assets may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Medical Group or any of its properties or assets or the Medical Business. Except as provided on Schedule 6.3, to the best of the Medical Group's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Medical Group of this Agreement or any other Medical Group Transaction Document or the consummation of the transactions contemplated hereby and thereby.

     6.4. Financial Information.

     Schedule 6.4 contains the Medical Group's internal statement of assets, liabilities and stockholders' equity of the Medical Business at June 30, 1997 (the "Balance Sheet"; and the date thereof being referred to as the "Balance Sheet Date"), and the related internal statements of revenue and expenses for the six-month period then ended (including the notes thereto and other financial information included therein) (collectively, the "Internal Financial Statements"), and (b) the compiled financial statements of the Medical Business for the periods ended December 31, 1996, December 31, 1995, and December 31, 1994 (the "Review Financial Statements"). The Internal Financial Statements and the Review Financial Statements (i) are in accordance with the books and records of the Medical Business, (ii) fairly present the financial position of the Medical Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the dates thereof.

     6.5. Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 6.5, as of the Balance Sheet Date, the Medical Business did not have any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Balance Sheet, all liability reserves established by the Medical Business on the Balance Sheet were adequate and there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) which were not adequately provided for or disclosed on the Balance Sheet.

     6.6. Absence of Changes.

     Except as set forth on Schedule 6.6, since the Balance Sheet Date, the Medical Business has been operated in the ordinary course and consistent with past practice and there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets (including, without limitation, levels of working capital and the components thereof), liabilities, operations, results of operations, earnings, business or prospects of the Medical Business;

          (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Medical Business;

          (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Medical Business other than such items created or incurred in the ordinary course of the Medical Business and consistent with past practice;

          (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Medical Business outside the ordinary course of the Medical Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (e) any license, sale, transfer, pledge, mortgage or other disposition of any tangible or intangible asset of the Medical Business except in the ordinary course of the Medical Business and consistent with past practice;

          (f) any write-off as uncollectible of any accounts receivable in connection with the Medical Business or any portion thereof in excess of $5,000 in the aggregate exclusive of all normal contractual adjustments from third party payors;

          (g) except for all normal contractual adjustments from third party payers, any account receivable in connection with the Medical Business in an amount greater than $10,000 which (i) has become delinquent in its payment by more than 90 days, (ii) has had asserted against it any claim, refusal to pay or right of set-off, (iii) an account debtor has refused to pay for any reason or with respect to which such account debtor has become insolvent or bankrupt or (iv) has been pledged to any third party;

          (h) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Medical Business;

          (i) except for merit review increases in the ordinary course of business, any general uniform increase in the compensation of employees of the Medical Group or the Medical Business (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation arrangement or other plan or commitment) or any increase in compensation payable to any officer, employee, consultant or agent thereof, or the entering into of any employment contract with any officer or employee, or the making of any loan to, or the engagement in any transaction with, any officer of the Medical Group or the Medical Business;

          (j) any change in the accounting methods or practices followed in connection with the Medical Business or any change in depreciation or amortization policies or rates theretofore adopted;

          (k) any agreement or commitment relating to the sale of any material fixed assets of the Medical Business;

          (l) any other transaction relating to the Medical Business other than in the ordinary course of the Medical Business and consistent with past practice; or

          (m) any agreement or understanding, whether in writing or otherwise, for the Medical Business to take any of the actions specified in items (a) through (l) above.

     6.7. Tax Matters.

     (a) Except as set forth on Schedule 6.7, (i) all Taxes (as hereinafter defined) relating to the Medical Business required to be paid by the Medical Group through the date hereof have been paid and all returns, declarations of estimated Tax, Tax reports, information returns and statements required to be filed by the Medical Group in connection with the Medical Business prior to the date hereof (other than those for which extensions shall have been granted prior to the date hereof) relating to any Taxes with respect to any income, properties or operations of the Medical Group prior to the date hereof (collectively, "Returns") have been duly filed; (ii) as of the time of filing, the Returns correctly reflected in all material respects (and, as to any Returns not filed as of the date hereof, will correctly reflect in all material respects) the facts regarding the income, business, assets, operations, activities and status of the Medical Business and any other information required to be shown therein;
(iii) all Taxes relating to the operations of the Medical Business that have been shown as due and payable by the Medical Group on the Returns have been timely paid and filed or adequate provisions made to the books and records of the Medical Business; (iv) in connection with the Medical Business (x) the Medical Group has made provision on the Balance Sheet for all Taxes payable by the Medical Group for any periods that end on or before the Balance Sheet Date for which no Returns have yet been filed and for any periods that begin on or before the Balance Sheet Date and end after the Balance Sheet Date to the extent such Taxes are attributable to the portion of any such period ending on the Balance Sheet Date and (y) provision has been made for all Taxes payable by the Medical Group for any periods that end on or before the date hereof for which no Returns have then been filed and for any periods that begin on or before the date hereof and end after such date to the extent such Taxes are attributable to the portion of any such period ending on such date; (v) no tax liens have been filed with respect to any of the assets of the Medical Business, and there are no pending tax audits of any Returns relating to the Medical Business; and (vi) no deficiency or addition to Taxes, interest or penalties applicable to the Medical Group for any Taxes relating to the operation of the Medical Business has been proposed, asserted or assessed in writing (or any member of any affiliated or combined group of which the Medical Group or any previous operator of the Medical Business was a member for which the Medical Group could be liable).

     (b) The Medical Group is not a foreign person within the meaning of ss.1.1445-2(b) of the Regulations under Section 1445 of the Internal Revenue Code of 1986, as amended the "Code").

     (c) The Medical Group has provided the Management Company with true and complete copies of all Federal, state and foreign Returns of the Medical Group for the calendar years ending December 31, 1996 and 1995.

     (d) For purposes of this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any person or entity, (i) all Federal, state, local and foreign income taxes

(including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all Federal, state, local and foreign gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other Federal, state, local and foreign taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such person or entity and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a 'transferee' (within the meaning of Section 6901 of the Code or any other applicable law) of another person or entity or a member of an affiliated or combined group.

     6.8. Litigation, Etc.

     Except as set forth on Schedule 6.8, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Medical Group, threatened against the Medical Group or any partner in or stockholder of the Medical Group, or in connection with the Medical Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Medical Group, its assets or affecting the Medical Business. The Medical Group has delivered to the Management Company all documents and correspondence relating to matters referred to in said
Schedule 6.8.

     6.9. Compliance: Governmental Authorizations.

     The Medical Group and the Medical Business have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Medical Group has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Medical Business, the lack of which would have a material adverse effect on the Medical Group's ability to operate the Medical Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Medical Group has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Medical Group, threatened to revoke or limit any thereof. To the best knowledge of the Medical Group, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby. To the best knowledge of the Medical Group, neither the Medical Group nor any of the Medical Personnel employed by the Medical Group is now or in the last four years has been the subject of or involved in any investigation by any Federal, state or local regulatory agency related to its or his Medicare, Medicaid or other third party payor billing practices.

     6.10. Accounts Receivable: Accounts Payable.

     (a) Except as set forth on Schedule 6.10, all of the accounts receivable owing to the Medical Group in connection with the Medical Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of the Medical Business, the amounts of which are actually due and owing, and as of the date hereof, to the best knowledge of the Medical Group, there are no claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 6.10, as of the date hereof, there is no account receivable or note receivable of the Medical Business pledged to any third party. The Medical Group has provided the Management Company with an accounts receivable aging report dated as of June 30, 1997 that is true and complete as of the date thereof.

     (b) All accounts payable and notes payable by the Medical Business to third parties arose in the ordinary course of business and, except as set forth in
Schedule 6.10, there is no account payable or note payable past due or delinquent in its payment.

     6.11. Labor Relations; Employees.

     Schedule 6.11 contains a true and complete list of the persons employed by the Medical Group as of the date hereof (the "Employees"). Except as set forth on Schedule 6.11, (a) the Medical Group and the Medical Business are not delinquent in payments to any of the Employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them to the date hereof or amounts required to be reimbursed to the Employees; (b) upon termination of the employment of any of the Employees, neither the Medical Group, the Medical Business nor the Management Company will by reason of anything done prior to the date hereof, or by reason of the consummation of the transactions contemplated hereby, be liable for any excise taxes pursuant to
Section 4980B of the Code or to any of the Employees for severance pay or any other payments; (c) there is no unfair labor practice complaint against the Medical Group or in connection with the Medical Business pending before the National Labor Relations Board or any comparable state, local or foreign agency;
(d) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of the Medical Group, threatened against or involving the Medical Group or Medical Business; (e) there is no collective bargaining agreement covering any of the Employees; and (f) to the best knowledge of the Medical Group, no Employee or consultant is in violation of any (i) employment agreement, arrangement or policy between such person and any previous employer (private or governmental) or (ii) agreement restricting or prohibiting the use of any information or materials used or being used by such person in connection with such person's employment by or association with the Medical Group or the Medical Business.

     6.12. Employee Benefit Plans.

     (a) Schedule 6.12 identifies each 'employee benefit plan', as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other written or oral plans, programs, policies or agreements involving direct or indirect compensation (including any employment agreements entered into between the Medical Group or the Medical Business and any Employee of the Medical Group or in connection with the Medical Business, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained or entered into, within the six years prior to the Closing Date, by the Medical Group or in connection with the Medical Business for the benefit of any Employee or former employee of the Medical Group or in connection with the Medical Business under which the Medical Group, any affiliate thereof or the Medical Business has any present or future obligation or liability (the "Employee Plans"). The Medical Group has provided the Management Company with true and complete salary, service and related data for Employees of the Medical Group and in connection with the Medical Business.

     (b) Schedule 6.12 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits currently maintained by the Medical Group or in connection with the Medical Business.

     (c) Except as set forth on Schedule 6.12; (i) to the best knowledge of the Medical Group, each Employee Plan has been operated and administered in compliance with ERISA, the Code and in accordance with the provisions of all other applicable Federal and state laws; (ii) all reporting, disclosure and bonding obligations imposed under ERISA and the Code have been satisfied, or will have been satisfied when due, with respect to each Employee Plan and (iii) to the best knowledge of the Medical Group, no breaches of fiduciary duty or prohibited transactions have occurred with respect to any Employee Plan.

     (d) The Medical Group has made available to the Management Company a true and complete copy of each Employee Plan and a true and complete copy of each of the following documents, prepared in connection with such Employee Plan; (i) each trust or other funding arrangement, (ii) the two most recently filed Annual Reports (Form 5500), if applicable, including attachments, for each Employee Plan, and (iii) the most recently received IRS determination letter, if applicable.

     6.13. Insurance.

     Schedule 6.13 contains a list of all policies of professional liability (medical malpractice), general liability, theft, fidelity, fire, product liability, errors and omissions, health and other property and casualty forms of insurance held by the Medical Group covering the assets, properties or operations of the Medical Group and the Medical Business (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder). All such policies of insurance are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are currently paid. Neither the Medical Group nor its predecessor in interest has, during the last five fiscal years, been denied or had revoked or rescinded any policy of insurance relating to the assets, properties or operations of the Medical Group or the Medical Business.

     6.14. Real Property.

     The Medical Group has a valid leasehold interest in all real property leased by the Medical Group. True and complete copies of all leases to which the Medical Group is a party or by which the Medical Group leases space have been delivered to the Management Company. The Medical Group does not own any real property.

     6.15. Burdensome Restrictions.

     Except as set forth on Schedule 6.15, neither the Medical Group nor the Medical Business is bound by any oral or written agreement or contract which by its terms prohibits or restricts it from conducting the Medical Group or the Medical Business (or any material part thereof).

     6.16. Disclosure.

     Neither the Medical Group Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Management Company by or on behalf of the Medical Group in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Except as set forth on Schedule 6.16, there have been no events or transactions, or information which has come to the attention of the Medical Group, which, as they relate directly to the Medical Group or the Medical Business, could reasonably be expected to have a material adverse effect on the business, operations, affairs, prospects or condition of the Medical Group and the Medical Business.

     SECTION 7. Representations and Warranties of the Management Company.

     The Management Company represents and warrants to the Medical Group, as of the Signature Date, as follows:

     7.1. Organization. Good Standing and Power.

     The Management Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b)

has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and each of the Asset Purchase Agreement, the Restricted Stock Agreements (as hereinafter defined), the Assignments of Lease, and the Stockholder Non-Competition Agreements (collectively, the "Management Company Transaction Documents"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

     7.2. Authority.

     The execution, delivery and performance of this Agreement and the other Management Company Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Management Company. This Agreement and each Management Company Transaction Document has been duly and validly executed and delivered by the Management Company, and this Agreement and each such Management Company Transaction Document is the valid and binding obligation of the Management Company, enforceable in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. Neither the execution, delivery or performance of this Agreement or any other Management Company Transaction Document, nor the consummation by the Management Company of the transactions contemplated hereby or thereby, nor compliance by the Management Company with any provision hereof or thereof, will (a) conflict with or result in a breach of any provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Management Company, (b) cause a default (with due notice, lapse of time or both), or give rise to any right of termination, cancellation or acceleration, under any of the terms, conditions or provisions of any material note, bond, lease, mortgage, indenture, license or other instrument, obligation or agreement to which the Management Company is a party or by which it or any of its properties or assets is or may be bound (with respect to which defaults or other rights all requisite waivers or consents shall have been obtained at or prior to the date hereof) or (c) violate any law, statute, rule or regulation or order, writ, judgment, injunction or decree of any court, administrative agency or governmental body applicable to the Management Company or any of its properties or assets. Except as set forth on Schedule 7.2, to the best of the Management Company's knowledge, no permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery or performance by the Management Company of this Agreement or any other Management Transaction Document or the consummation by the Management Company of the transactions contemplated hereby or thereby.

     7.3. Capitalization.

     (a) The total authorized capital of the Management Company consists of 20,000,000 shares of common stock, of which 10,105,518 shares are issued and outstanding, and 8,633,049 shares of preferred stock, of which (i) 999,999 shares of Series A Convertible Preferred Stock, (ii) 2,000,001 shares of Series B Convertible Preferred Stock, (iii) 254,999 shares of Series C Convertible Preferred Stock, (iv) 188,072 shares of Series D Convertible Preferred Stock, and (v) 533,335 shares of Series E Convertible Preferred Stock are issued and outstanding. Each of the outstanding shares of capital stock has been duly and validly authorized and issued, is fully paid for and non-assessable, and was issued in compliance with all applicable Federal and state securities laws.

     (b) The Management Company has taken all action necessary or appropriate to duly authorize the creation, issuance and sale of the common stock to be issued hereunder. Such shares of common stock, when issued, sold and delivered, as provided for herein and in the Restricted Stock Agreements, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership of the shares. The issuance of such shares of common stock will not violate any preemptive or similar right of any person.

     7.4. Financial Information.

     Schedule 7.4 contains (a) the unaudited statements of assets, liabilities and stockholders' equity of the Management Business as of the date set forth therein (the "Management Company Balance Sheet"; and the date thereof being referred to as the "Management Company Balance Sheet Date"), and the related unaudited statements of revenue and expenses for the periods then ended (including the notes thereto and other financial information included therein) (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) were prepared in accordance with the books and records of the Management Business, (ii) fairly present the financial position of the Management Business as of the dates thereof, and (iii) are true, correct and complete in all material respects as of the date thereof.

     7.5. Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 7.5, as of the Management Company Balance Sheet Date, (a) the Management Business did not have any material liability of any nature required to be disclosed on a balance sheet (matured or unmatured, fixed or contingent, known or unknown) which was not provided for or disclosed on the Management Company Balance Sheet, (b) all liability reserves established by the Management Business on the Management Company Balance Sheet were adequate and (c) there were no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which were not adequately provided for or disclosed on the Management Company Balance Sheet.


     7.6. Absence of Changes.

     Except as set forth on Schedule 7.6, since the Management Company Balance Sheet Date, the Management Business has been operated in the ordinary course and consistent with past practice and there has not been:

          (a) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, results of operations, earnings, business or prospects of the Management Business;

          (b) any damage, destruction or loss (whether or not covered by insurance) in an aggregate amount exceeding $25,000 affecting any asset or property of the Management Business;

          (c) any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into, by the Management Business other than such items created or incurred in the ordinary course of the Management Business and consistent with past practice;

          (d) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Management Business outside the ordinary course of the Management Business (whether absolute, accrued, contingent or otherwise and whether due or to become due);

          (e) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset of the Management Business except in the ordinary course of the Management Business and consistent with past practice;

          (f) any cancellation of any debts or claims of, or any amendment, termination or waiver of any rights of material value to, the Management Business;

          (g) any change in the accounting methods or practices followed in connection with the Management Business or any change in depreciation or amortization policies or rates theretofore adopted;

          (h) any other transaction relating to the Management Business other than in the ordinary course of the Management Business and consistent with past practice; or

          (i) any agreement or understanding, whether in writing or otherwise, for the Management Business to take any of the actions specified in items
     (a) through (h) above.

     7.7. Litigation, Etc.


     Except as set forth on Schedule 7.7, there are no (a) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the best knowledge of the Management Company, threatened against the Management Company or in connection with the Management Business, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which, if adversely determined, could have a material adverse effect on the Management Company or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Management Company its assets or affecting the Management Business.

     7.8. Compliance; Governmental Authorizations.

     The Management Company and the Management Business shall have complied in all material respects with all applicable material Federal, state, local or foreign laws, ordinances, regulations and orders. The Management Company has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of the Management Business, the lack of which would have a material adverse effect on the Management Company's ability to operate the Management Business after the date hereof on substantially the same basis as presently operated, such licenses and permits are in full force and effect, the Management Company has not received any notice indicating that any violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best knowledge of the Management Company, threatened to revoke or limit any thereof. To the best knowledge of the Management Company, none of such licenses and permits shall be affected in any material respect by the transactions contemplated hereby.

     7.9. Employees.

     Except as set forth on Schedule 7.9, the Management Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other compensation for any services performed by them through the date hereof.

     7.10. Insurance.

     The Management Company has obtained such policies of insurance as are usual and customary for businesses of the type conducted by the Management Company. All such policies of insurance are valid and enforceable policies, and all premiums with respect thereto are currently paid.

     7.11. Burdensome Restrictions.

     Except as set forth on Schedule 7.11, neither the Management Company nor the Management Business is bound by any oral or written agreement or contract which by its terms prohibits it from conducting the Management Company or the Management Business (or any material part thereof).

     7.12. Disclosure.

     Neither the Management Company Transaction Documents (including the Exhibits and Schedules attached thereto) nor any other document, certificate or written statement furnished to the Medical Group by or on behalf of the Management Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     SECTION 8. Operations Committee.

     8.1. Formation and Operation of the Operations Committee.

     The Management Company and the Medical Group shall establish a committee (the "Operations Committee") responsible for directing the Management Company in connection with the development of certain specific management and administrative policies for the overall operation of the Medical Group. The Operations Committee shall consist of up to six (6) members. The Medical Group shall designate up to three (3) members of the Operations Committee, each of whom shall be a physician in the Medical Group, and the Management Company shall designate an equal number of members of the Operations Committee, not to exceed three (3). The business of the Operations Committee shall be conducted in accordance with the policies and procedures described in Section 8.4 hereof.

     8.2. Authoritative Functions of the Operations Committee.

     The Operations Committee shall perform the following functions, and the decisions of the Operations Committee with respect to such functions shall be binding on the Management Company and the Medical Group:

          (a) Approve the annual budgets for:

               (i)  Billings and Collections;

               (ii) Medical Group Costs;

              (iii) Capital expenditures to be made by the Management Company in fulfillment of its obligations hereunder;

               (iv) Management Company Operating Costs (which, in the absence of approval by the Operations Committee, shall be increased by an amount equal to the lesser of (x) five percent (5.0%) over the total amount approved for the preceding period) or
                    (y) a percentage equal to the "Annual CPI Adjustment" for such period. The Annual CPI Adjustment shall be calculated as follows:

                         Annual CPI Adjustment = (CPIC - CPIP)
                                                  -----------
                                                     CPIP

                         Where:

                         "CPIC" is the U.S. Consumer Price Index (All Cities) for the most recent month-end which is then available; and

                         "CPIP" is the U.S. Consumer Price Index (All Cities) for the month-end which is twelve (12) months prior to the date utilized in determining the CPIC).

          (b) Approve costs and expenses that exceed the Management Company Operating Costs Budget.

          (c) Establish parameters and criteria with respect to the establishment and maintenance of relationships with institutional providers and payors and managed care contracts (except with respect to the establishment of professional fees).

          (d)  Establish parameters and criteria with respect to:

               (i)  Billings

              (ii)  Claims submission

             (iii)  Collections of fees

              (iv)  Delinquent account collection policies

               (v) Turnover of delinquent accounts to outside collection agencies

              (vi)  Write-off 5 of account balances

             (vii)  Claim review requests

            (viii)  "Insurance only" and other courtesy write-off policies

              (ix)  Lien account collection policies

               (x)  Student Athlete account policies


          (e) Approve the acquisition, replacement, relocation, or other disposition of Medical Equipment and FF&E, approve the integration of new technologies into the professional practice of the Medical Group as contemplated by Section 3.11 hereof, and approve the renovation and expansion of any offices of the Medical Group ("Tenant Improvements"); provided, however, that the approval of the Management Company also shall be required prior to (i) the acquisition of any Equipment (including any Medical Equipment, FF&E or other items relating to or necessary in connection with the integration of new technologies into the professional practice of the Medical Group) if and to the extent that the aggregate cost of such items in any calendar year exceeds five percent (5%) of the Management Fee for the prior year (or, with respect to the first year of the Term, the projected Management Fee for such year), (ii) the undertaking of any Tenant Improvements relating to patient care facilities that cost more than $10,000 in the aggregate at any one of the Medical Group's office locations in any calendar year, or (iii) the undertaking of any other Tenant Improvements.

          (f) Establish parameters and criteria for off-site storage of files and records of the Medical Group.

          (g) Any matters arising in connection with the operations of the Medical Group that are not specifically addressed in this Agreement and as to which the Management Company or the Medical Group requests consideration by the Operations Committee.

          (h) Determine whether a New Medical Office should be opened based upon a feasibility study performed at the direction of the Operations Committee, which study should strictly relate to the factors directly involved in determining whether to open such proposed New Medical Office, including, without limitation, all physician compensation attributable to such New Medical Office.

     In the event of any deadlock in the vote of the Operations Committee, the parties hereto shall jointly submit such dispute to binding arbitration in Florida, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in Section 22. Any decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees shall be equally borne by the parties. Each party shall pay its own legal costs and fees in connection with such arbitrator.


     8.3. Advisory Functions of the Operations Committee.

     The Operations Committee shall review, evaluate and make recommendations to the Medical Group and the Management Company with respect to the following matters:

          (a) Identification of physician subspecialties required for the efficient operation of the Medical Group; advice regarding all Medical Personnel employment and recruitment contracts to be utilized by the Medical Group.

          (b) Development of long-term strategic planning -objectives for the Medical Group.

          (c) Public relations, advertising, and other marketing of Medical Group Services, including design of exterior signs.

          (d) The establishment of fees for professional services and ancillary services rendered by the Medical Group.

          (e)  Access and quality issues pertaining to ancillary services.

          (f) Insurance limits and insurance coverage of the Medical Group and the Management Company, as such coverage may relate to Medical Group operations and activities.

The recommendations of the Operations Committee with respect to the matters described in this Section 8.3 are intended for the advice and guidance of the Management Company and the Medical

Group, and except as provided herein, the Operations Committee does not have the power to bind the Management Company or the Medical Group. Where discretion with respect to any matters is vested in the Management Company or the Medical Group under the terms of this Agreement, the Management Company or the Medical Group, as the case may be, shall have ultimate responsibility for the exercise of such discretion, notwithstanding any recommendation of the Operations Committee. The Management Company and the Medical Group shall, however, take such recommendations of the Operations Committee into account in good faith in the exercise of such discretion.

     8.4. Committee Policies and Procedures.

     (a) The Medical Group shall designate one of its members to act as Chairman of the Committee, and the Management Company shall designate one of its members to act as Vice Chairman. Each party may substitute or change its designated Operations Committee members at any time upon notice to the other party, and any Operations Committee member may designate his or her own substitute at any meeting without notice. Each member shall have one vote and shall have the right to grant his or her proxy to another member of the Operations Committee. The Chairman, if present, shall preside at all meetings of the Operations Committee. In the absence of the designated Chairman, the Vice Chairman shall preside. The only powers of the Chairman and the Vice Chairman that differ from those of the other members of the Operations Committee shall be to call and preside over meetings in accordance with this Section 8.4.

     (b) The Operations Committee may hold meetings without call or formal notice at such times and places as a quorum of its members may from time to time determine; provided that the Medical Group will be notified of the time and place thereof at least three days prior to any meeting so that it may notify its stockholders thereof. A meeting of the Operations Committee also may be called by at least two (2) members of the Operations Committee or by the Chairman or Vice Chairman thereof upon at least three (3) days' written notice to the other members of the Operations Committee. Such notice requirement shall be deemed waived with respect to any member of the Operations Committee who attends such meeting. Meetings may be held in person or by telephone. The Operations Committee also may act by written consent as provided in Section 8.4(c). Minutes shall be kept of all formal actions taken by the Operations Committee. Any stockholder of the Medical Group may attend Operations Committee meetings in an unofficial, non-voting capacity.

     (c) No action of the Operations Committee shall be effective unless authorized by the vote of a majority of the members of the Operations Committee present or represented by proxy at the applicable meeting. A quorum of the Operations Committee shall be a majority of the members of the Operations Committee, in person, by telephone, or by proxy, and a quorum must remain for the duration of the meeting. The Operations Committee may establish such procedures to act by written consent, without a meeting, as the Operations Committee determines are advisable, provided that all of the members (in person or by proxy) must sign any written consent.

     SECTION 9. Obligations of the Medical Group.

     The Medical Group shall have the following obligations during the Term:

     9.1. Compliance with Laws.

     The Medical Group shall provide professional services to patients in compliance at all times with those ethical standards, laws and regulations to which they are subject, including, without limitation, Medicare and Medicaid regulations. The Medical Group shall verify, with the assistance of the Management Company, that each physician and other Medical Personnel associated with the Medical Group for the purpose of providing medical care to patients of the Medical Group is licensed by the State of Florida. The Medical Group shall monitor the quality of medical care practiced by physicians and other health care personnel associated with the Medical Group. In the event that any medical malpractice actions are filed or any disciplinary actions are initiated against any such physician by any payor, patient, state or Federal regulatory agency or any other person or entity which could have a material adverse effect on the Medical Group in the Medical Business, the Medical Group shall promptly inform the Management Company of such action and its underlying facts and circumstances.

     9.2. Use of Facility.

     The Medical Group shall use and occupy any Facility (as defined below) exclusively for the practice of medicine, and shall comply with all applicable Federal, state and local rules, ordinances and standards of medical care. The medical practice or practices conducted at any Facility described in clause (i) of the definition of the term "Facility" shall be conducted solely by Medical Personnel associated with the Medical Group, and no other physician or medical practitioner shall be permitted to use or occupy any Facility described in clause (i) below without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed. The term "Facility" shall mean (i) any medical office or laboratory controlled, managed or operated by the Management Company or (ii) any hospital at which any Medical Personnel practices medicine or maintains admitting privileges.

     9.3. Choice of Braces, Splints, Appliances, Medical Supplies, and
Allografts.

     The Medical Group shall have the exclusive control over the choice of vendors and products utilized with respect to all prosthetics, prosthetic devices, orthotics, braces, splints, appliances, medical supplies and allografts.

     9.4. Choice of Radiologists, Anesthesiologists, Hospitals, Physical Therapy, MRI, and Other Medical Professionals and Facilities.

     The Medical Group shall have exclusive control over the choice of specific physicians and facilities to be utilized by the Medical Group with respect to radiology, anesthesiology, hospitals, physical therapy, MRI, and other medical professionals and facilities; provided, however, that the foregoing shall not be considered New Ancillary Services or New Medical Offices, as the case may be, unless the parties have agreed thereto in accordance with Section 3.4(b) or 3.2(b), as the case may be.


     9.5. Insurability.

     The Medical Group shall cooperate with the Management Company in (i) ensuring that its Medical Personnel are insurable under commercially available malpractice insurance policies or (ii) instituting proceedings to terminate within thirty business days any Medical Personnel who is not so insurable or who loses his or her malpractice insurance eligibility unless the Medical Group makes (within such 30-day period) other arrangements reasonably appropriate under the circumstances and reasonably acceptable to the Management Company. The Medical Group shall notify the Management Company in writing of any change in the insurance status of any Medical Personnel within two days after the Medical Group receives notice of any such change. The Medical Group shall require all Medical Personnel to participate in an on-going risk management program.

     9.6. Medicare.

     The Medical Group shall cause all physicians to be participating providers and accept assignment under Medicare.

     9.7. Accounts Receivable; Billing.

     From the Commencement Date, the Medical Group acknowledges and agrees that all Accounts of the Medical Group or its Medical Personnel shall be the property of the Management

Company hereunder and the Medical Group and the Medical Personnel hereby transfer and assign all of their right, title and interest to such Accounts to the Management Company; provided, however, that the right to payment of Medicaid and Medicare receivables, the Retained Accounts Receivable and Accounts arising from the provision of Excluded Ancillary Services shall each remain with the Medical Group in accordance with applicable Federal law. The Medical Group's Medical Personnel shall be responsible for providing the appropriate current CPT4 coding with respect to the fee tickets prepared by such Medical Personnel.

     9.8. Medical Personnel Hiring.

     The Medical Group shall have the ultimate control over and responsibility for the hiring, compensation, supervision, evaluation and termination of its Medical Personnel; provided, however, that at the request of the Medical Group, the Management Company shall consult with the Medical Group regarding such matters.

     9.9. Continuing Education.

     The Medical Group and its Medical Personnel shall be solely responsible for ongoing membership in professional associations and continuing professional education. The Medical Group shall ensure that its Medical Personnel participate in such continuing professional education as is necessary for such physician or professional to remain current in his or her field of medical practice.


     9.10. Clinical Research.

     The Medical Group shall have the ultimate control over and responsibility for any clinical research program pertaining to patients of the Medical Group. This shall include but not be limited to research personnel interviewing, hiring, termination, compensation, day-to-day supervision, and assignment of responsibilities and projects. However, the Medical Group will cooperate with and take direction from the Management Company in its nationwide efforts to provide an effective disease management information system and outcome studies programs.

     SECTION 10. Certain Covenants.

     10.1. Change of Control.

     During the Term of this Agreement, the Medical Group shall not enter into any single transaction (or group of related transactions undertaken pursuant to a common plan) involving the admission of new stockholders, the transfer of ownership interests, or the reorganization or restructuring of the Medical Group, if in any such case the effect would be to transfer a majority of the ownership interest in the Medical Group, without the prior written consent of the Management Company, which consent shall not be unreasonably withheld or delayed.

     10.2. Legend on Securities.

     During the Term of this Agreement, any certificate or similar evidence representing an equity interest in the Medical Group issued by the Medical Group shall bear the following legend:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE MANAGEMENT SERVICES AGREEMENT EFFECTIVE AS OF SEPTEMBER 1, 1997, BETWEEN BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A., A FLORIDA PROFESSIONAL ASSOCIATION, AND BONE, MUSCLE AND JOINT, INC., A DELAWARE CORPORATION."

Nothing herein shall be construed as requiring the Medical Group to issue any certificate or other evidence representing an equity interest in the Medical Group, if such has not been issued prior to the date hereof.

     SECTION 11. Records.

     11.1. Medical Records.


     Upon termination of this Agreement, the Medical Group shall retain all patient medical records maintained by the Medical Group or the Management Company in the name of the Medical Group.

     11.2. Management Business Records.

     All books and records relating in any way to the operation of the Management Business which are not patient medical records shall at all times be the property of the Management Company. The Management Company shall maintain custody of such records, and the Medical Group shall, upon its written request, be entitled to copies of any such records relating to the Management Services performed by the Management Company.

     11.3. Access to Records Following Termination.

     Following the termination of this Agreement, the Medical Group shall grant (to the extent permitted by law) to the Management Company, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, reasonable access (which shall include making photocopies) to the patient medical records described in Section 11.1 hereof and any other pertinent information regarding the Medical Group during the Term. Prior to accessing such patient medical records, the Management Company shall obtain any required patient authorization.

     Following the termination of this Agreement, the Management Company shall provide to the Medical Group, promptly upon the Medical Group's written request, photocopies of the Management Business records described in Section 11.2 hereof, and shall grant to the Medical Group, for the purpose of preparing for any actual or anticipated legal proceeding or for any other reasonable purpose, any other pertinent information regarding the Management Company during the Term.

     SECTION 12. Insurance and Indemnity.

     12.1. Professional Liability Insurance.

     During the Term, the Management Company shall, to the extent permitted by applicable law, procure and maintain for the benefit of itself and the Medical Group comprehensive professional liability insurance providing for (a) general liability coverage and (b) medical malpractice coverage with limits of not less than $250,000 per claim and with aggregate policy limits of not less than $750,000 (or such higher amounts as may be necessary to comply with any regulatory requirement and/or contractual requirement to which such Medical Personnel or the Medical Group may be subject) covering the Medical Group and each of the Medical Personnel of the Medical Group, including coverage for claims made after the Commencement Date relating to events or occurrences at any time prior thereto. The parties hereto acknowledge that the Management Company is procuring the malpractice insurance referenced herein to ensure that the

Management Company has protection in the event it is sued as a result of an act or omission of an employee of the Medical Group. The Management Company shall pay the premiums for such general and medical malpractice liability coverage, which payments shall be considered Management Company Operating Costs under this Agreement, subject to recoupment by the Management Company under Section 5 hereof. The Management Company shall be designated as an additional insured under all such insurance policies.

     12.2. Life Insurance.

     The Management Company may, at its option, obtain a $500,000 life insurance policy for each duly licensed physician partner in or equity owner of the Medical Group. The Medical Group shall, and shall cause each such partner in or equity owner of the Medical Group to, cooperate with the Management Company in the procurement of such policies. The Management Company shall be designated as the beneficiary under any such policies. The premiums for such policies shall be paid by the Management Company and shall not be included as Management Company Operating Costs or otherwise charged to the Medical Group.

     12.3. Indemnification by Medical Group.

     The Medical Group shall indemnify, hold harmless and defend the Management Company, its officers, directors, shareholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) the performance of Medical Group Services, including without limitation the performance of such services prior to the Commencement Date, (ii) any other acts or omissions of the Medical Group and its Medical Personnel, including without limitation any such acts or omissions that occurred prior to the Commencement Date, or (iii) any breach of or failure to perform any obligation under this Agreement or the Medical Group Transaction Documents (which, for purposes hereof, shall be deemed to include the Restricted Stock Agreement to be signed by the Management Company and each partner, stockholder or employee of the Medical Group receiving stock of the Management Company, in the form of Exhibit C attached hereto (the "Restricted Stock Agreement")) by the Medical Group and/or the Medical Personnel and/or their respective agents and/or subcontractors (other than the Management Company) during the Term.

     12.4. Indemnification by Management Company.

     The Management Company shall indemnify, hold harmless and defend the Medical Group, its officers, directors, shareholders, employees, agents and independent contractors from and against any and all liabilities, losses, damages, claims, causes of action and expenses (including reasonable attorneys' fees and expenses), whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of
(i) the performance of Management Services, (ii) any other acts or omissions of the Management Company and its employees or (iii) any breach of or failure to perform any obligation under this Agreement or the Management Company Transaction Documents by the Management Company and/or its agents, employees and/or subcontractors (other than the Medical Group) during the Term. In addition, the Management Company shall indemnify and hold harmless the Medical Group, its officers, directors, shareholders, employees, agents and independent contractors from and against any legal and related out of pocket costs actually incurred in defending any violation or alleged violation of applicable law arising as a direct result of the structure of this Agreement or the underlying economic and financial arrangements thereof; provided, however, that in no event shall the liability of the Management Company in connection with the indemnification obligation set forth in this sentence exceed the aggregate amount of $50,000.

     SECTION 13. Termination.

     13.1. Termination by Medical Group.

     The Medical Group may terminate this Agreement effective immediately by giving written notice of termination to the Management Company (a) in the event of the filing of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by the Management Company or upon other action taken or suffered, voluntarily or involuntarily, under any Federal or state law for the benefit of debtors by the Management Company, except for the filing of a petition in involuntary bankruptcy against the Management Company which is dismissed within ninety (90) days thereafter (a "Bankruptcy Event"), (b) in the event the Management Company shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Management Company shall not have taken reasonable action commencing curing of such default within thirty

(30) days after written notice thereof has been given to the Management Company by the Medical Group or the Management Company does not thereafter diligently prosecute such action to completion; provided, however, that the Management Company shall have only 10 days after written notice to cure a default arising as a result of its failure to pay the Monthly Draw pursuant to Section 5.3(a) or any other monetary obligation owed to the Medical Group hereunder, (c) in the event that any of the representations and warranties made by the Management Company in Section 7 is untrue or misleading in any material respect, provided that the Medical Group shall have previously given written notice to the Management Company describing in reasonable detail the nature of the item in question and the Management Company shall not have cured such matter within thirty (30) days of such notice, (d) in the event the Management Company shall have been sanctioned in writing by the Health Care Finance Administration for any violation of the Social Security Act, the Health Care Quality Improvement

Act or any similar Federal law in a final, nonappealable proceeding and such sanction prevents the Management Company from fulfilling its obligations hereunder in accordance with all applicable law or (e) in the event the Management Company shall have failed to pay any amount due pursuant to the terms of any of Note No. 1, Note No. 2 or Note No. 3 within 30 days after such payment was due.

     13.2. Termination by Management Company.

     The Management Company may terminate this Agreement effective immediately by giving written notice of termination to the Medical Group (a) in the event of a Bankruptcy Event relating to the Medical Group, (b) in the event the Medical Group shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement and the Medical Group shall not have taken reasonable action commencing curing of such default within thirty
(30) days after written notice thereof has been given to the Medical Group by the Management Company or the Medical Group does not thereafter diligently prosecute such action to completion; provided, however, that the Medical Group shall have only 10 days after written notice to cure a default arising as a result of its failure to pay any monetary obligation owed to the Management Company hereunder,
(c) in the event that any of the representations and warranties made by the Medical Group in Section 6 is untrue or misleading in any material respect, provided that the Management Company shall have previously given written notice to the Medical Group describing in reasonable detail the nature of the item in question and the Medical Group shall not have cured such matter within thirty
(30) days of such notice, or (d) in the event the Medical Group is excluded from the Medicaid or Medicare program for any reason and the Medical Group has not successfully appealed such exclusion within 120 days after the effectiveness thereof.

     13.3. Termination by Medical Group or Management Company.

     The Medical Group and the Management Company shall each have the right to terminate this Agreement effective immediately by giving written notice of termination to the other party pursuant to Section 27 of this Agreement.

     13.4. Effect of Termination.

     (a) Upon the termination of this Agreement in accordance with the terms hereof, neither party hereto shall have any further obligation or liability to the other party hereunder, except as provided in Sections 3.16(c), 5.3(b) (as modified by Section 13.4(b) below), 13.5 and 26 hereof, and except to pay in full and satisfy any and all outstanding obligations of the parties accruing through the effective date of termination.

     (b) Upon the termination of this Agreement, the Annual Medical Group Compensation Amount described in Section 5.3(b) shall be calculated on or before the end of the fourth month following the termination date, rather than on or before April 30 as specified in Section 5.3(b), and the computation made under such Section shall be made with respect to the portion of the year ending on the termination date (if the termination date is other than December 31). In making such computation, all Collections during January, February, and March of such year shall be excluded, and all Collections during the three-month period following termination shall be included. All Collections during the three-month period following termination shall continue to be owned by the Management Company (and the Medical Group shall immediately forward any amounts received in connection therewith to the Management Company) and all Collections thereafter shall be owned by the Medical Group. Any payment required under the terms of Section 5.3(b)(ii) shall be made within fifteen (15) days after the date by which the foregoing calculation is to be made, rather than on May 15. Notwithstanding anything contained herein to the contrary, in the event that this Agreement is terminated due to the Management Company's failure to pay an amount due pursuant to any of Note No. 1, Note No. 2 or Note No. 3, then any such amounts which the Management Company failed to so pay shall be automatically set-off against any amounts due (whether presently or in the future) to the Management Company pursuant to the terms of this Agreement, including, without limitation, for Management Fees or Management Company Costs.

     (c) Upon termination of this Agreement, the Management Company agrees to deliver to the Medical Group upon request by the Medical Group, a Financing Statement amending the terms of any Financing Statement filed with the Secretary of State of the state in which the principal place of business of the Medical Group is located, excluding from the collateral thereunder any accounts receivable generated after the date of termination of this Agreement. In addition, the Management Company shall, within 15 days after final resolution of the settlement described in Section 5.3(b) of this Agreement, deliver to the Medical Group an additional Financing Statement terminating any Financing Statement previously filed with respect to the Medical Group's accounts receivable, whether relating to services performed during or after the Term.

     13.5. Repurchase of Assets.

     Promptly following termination of this Agreement for any reason, the Management Company shall sell, transfer, convey, and assign to the Medical Group, and the Medical Group shall purchase, assume, and accept from the Management Company, at such price and upon such terms as may be agreed upon by the parties -- or, if the parties are unable to agree, at fair market value, determined in the manner set forth below -- all of the following items which are used in connection with the professional practice and related activities of the Medical Group and which, in the case of items (a), (b), (c) and (d), are physically located in any of the offices of the Medical Group, subject to any required consent from any third party having an interest therein but otherwise free and clear of any liens, claims or encumbrances; provided that any leased equipment or property shall be assigned to the Medical Group subject to the applicable lease agreement and any liens granted thereunder:

     (a)  the Medical Equipment owned by the Management Company;

     (b) the furniture, furnishings, trade fixtures, and office equipment owned by the Management Company;

     (c) the Management Company's rights and interests in any equipment leased by the Management Company, subject to the Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement;

     (d)  the supplies owned by the Management Company;

     (e) the Management Company's rights and interests under all of the Office Leases, subject to the

          Medical Group's assumption of the obligations accruing thereunder after the date of termination of this Agreement (provided that no value shall be attributed to leasehold improvements); and

     (f)  the deposits of the Management Company relating to the Medical Group.

Fair market value of the above described assets shall be determined by an independent appraiser mutually agreed upon by the Medical Group and the Management Company; provided, however, that if the Medical Group and the Management Company are unable to agree upon such an appraiser, each of the parties shall select an appraiser and the two appraisers thus selected shall select a third appraiser. All of the appraisers shall appraise the assets, and for purposes of determining the purchase price, the highest and lowest appraisals shall be disregarded, and the remaining appraisal shall be used. In making such appraisals, no value shall be included in respect of good will, going concern value or other similar intangibles. Notwithstanding anything contained herein to the contrary, the consideration payable by the Medical Group to the Management Company under this Section 13.5 shall be reduced by the aggregate amount, if any, payable by the Management Company to the Stockholders (as such term is defined in the Restricted Stock Agreements).

     SECTION 14. Rescission.

     14.1. Rescission By Medical Group.

     The Medical Group may, in its sole discretion at any time during the period beginning August 1, 2004 and ending August 31, 2004 (such 30-day period being referred to herein as the "Rescission Period"), rescind (the "Rescission Option") this Agreement and disengage itself from its obligations under this Agreement. The Medical Group may exercise its Rescission Option during the

Rescission Period by giving written notice (the

"Rescission Notice") to the Management Company and by complying with the other provisions contained in this Section 14.1. The effective date (the "Rescission Effective Date") of the rescission shall be that date which is 30 days after the date of the Rescission Notice; provided that such date shall not be prior to the seventh anniversary of the Commencement Date. The Medical Group must comply with the provisions set forth in this Section 14.1 in order to effectively exercise its Rescission Option.

     (a) Effect of Rescission. In the event that the Medical Group exercises its Rescission Option pursuant to this Section 14.1, the procedures set forth in
Section 13.4 above shall apply.

     (b) Repurchase of Assets. Within 30 days following the Rescission Effective Date the Management Company shall, subject to the prior receipt of any required landlord and third party consents, transfer, convey and assign to the Medical Group, and the Medical Group shall purchase, assume and accept from the Management Company, the property described in Section 13.5 above according to the provisions set forth in such Section.

     (c) Repayment of Consideration.

          (i) In the event that the Medical Group elects to exercise its Rescission Option, the Medical Group shall cause each physician receiving capital stock of the Management Company as of the date hereof to, and each such physician shall, deliver to the Management Company, on or before the Rescission Effective Date, stock certificates representing an aggregate 230,004 shares of common stock of the Management Company, which shares were issued to each such physician pursuant to a Restricted Stock Agreement. Certificates delivered pursuant to this Section 14.1(c) shall be duly endorsed for transfer to the Management Company. In the event that any portion of the shares to be returned pursuant to this paragraph shall have been previously transferred by any such physician, the Fair

     Market Value of those previously transferred shares required to be returned, determined as of September 1, 2001, shall be payable by such physician to the Management Company in cash, by cashier's or certified check or by wire transfer of funds delivered to a depository institution designated by the Management Company. Notwithstanding anything contained herein to the contrary, the Medical Group will not be obligated to return to the Management Company any of the cash consideration received by the Medical Group pursuant to the Asset Purchase Agreement, except as set forth in paragraph (b) above.

          (ii) As used herein, "Fair Market Value" of each share of the common stock of the Management Company means the average of the closing prices of the sales of the common stock on all securities exchanges on which the common stock may at the time be listed, or, if there have been no sales on any such exchange on any given day, the average of the last bid and asked prices on all such exchanges at the end of such day, or, if on any given day the common stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market National Market System ("Nasdaq") as of 4:00 P.M., New York time, or, if on any given day the common stock is not quoted in Nasdaq, the average of the bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the common stock is not listed on any securities exchange or quoted in Nasdaq or the over-the-counter market, the Fair Market Value shall be that value jointly determined by the Medical Group and the Management Company, provided that if they cannot so agree, such value shall be determined by a mutually acceptable investment banking or other qualified firm of national or regional reputation, retained jointly by the Management Company and the Medical Group, and all fees, expenses and other charges of such firm incurred in connection with such determination of Fair Market Value shall be borne and shared equally by the Management Company and the Medical Group. In the event that the parties are unable to agree upon such an investment banking or other qualified firm within ten (10) days after the date on which either party may initially propose such a firm, a qualified firm shall be selected in the following manner:

          First, the Medical Group shall send a list of four such firms, arranged in order of the Medical Group's preference, by written notice to the Management Company within seven (7) days after the expiration of the above referenced 10-day period. If the Medical Group does not furnish such list to the Management Company within the required time period, the Management Company may, within seven (7) days following expiration of the initial seven-day period, submit a list of four such firms to the Medical Group.

          Second, the Management Company (or the Medical Group, as applicable) shall select, within seven (7) days after receipt of the above-referenced list, one of the firms identified on such list and shall give written notice thereof to the other party. If the recipient of such list does not make any such selection, the firm identified as the first choice on such list shall be deemed acceptable and agreeable to each of the parties.

     (d) Repayment of Management Fee. Notwithstanding anything contained herein to the contrary, in the event that the Medical Group exercises its Rescission Option under this Section 14.1, the Management Company shall not be required to refund to the Medical Group any portion of the Management Fees paid, or due to be paid, by the Medical Group under the terms of this Agreement for the period prior to the Rescission Effective Date.

          (e) Waiver of Rescission Option. Notwithstanding anything contained herein to the contrary, the parties hereto expressly agree and acknowledge that if the Medical Group shall fail to deliver the Rescission Notice prior to the end of the Rescission Period, then the Medical Group shall be deemed to have expressly and irrevocably waived its right to rescind this Agreement and to disengage itself from its obligations hereunder.

     14.2. Disengagement of Individual Member.

     In the event that, during the Rescission Period, any Eligible Party terminates his affiliation with the Medical Group (such person being referred to herein as a "Disengaging Member"), such Disengaging Member shall return or remit to the Management Company (a) stock certificate(s) representing that number of shares of common stock of the Management Company as is set forth opposite such Disengaging Member's name on Annex A attached hereto, which shares were issued to such Disengaging Member pursuant to a Restricted Stock Agreement or (b) in lieu of delivery of all or any portion of such stock certificates, cash, cashier's or certified checks or a wire transfer of funds delivered to a depository institution designated by the Management Company, in an amount equal to the Fair Market Value, determined as of September 1, 2001, of all or such portion, as the case may be, of shares of common stock of the Management Company.

     SECTION 15. Non-Disclosure of Confidential Information.

     15.1. Non-Disclosure.

     (a) Neither the Management Company nor the Medical Group, nor their respective employees, stockholders, consultants or agents shall, at any time after the execution and delivery hereof, directly or indirectly disclose any Confidential or Proprietary Information relating to the other party hereto to any person, firm, corporation, association or other entity, nor shall either party, or their respective employees, stockholders, consultants or agents make use of any of such Confidential or Proprietary Information for its or their own purposes or for the benefit of any person, firm, corporation or other entity except the parties hereto or any subsidiary or affiliate thereof. The foregoing obligation shall not apply to any information which a party hereto can establish to have (a) become publicly known without breach of this Agreement by it or them, (b) to have been given to such party by a third party who is not obligated to maintain the confidentiality of such information, or (c) is disclosed to a third party with the prior written consent of the other party hereto. Nothing contained herein shall be construed to prevent any party hereto from disclosing any Confidential or Proprietary Information of any other party to its professional advisers for purposes of evaluating, negotiating or otherwise assisting such party in connection with the transactions contemplated by this Agreement; provided that such party shall be liable to such other party for the disclosure by any of its professional advisers of such other party's Confidential or Proprietary Information, unless such information falls within one of the categories set forth in clauses (a), (b) or (c) of the preceding sentence.

     (b) For purposes of this Section 14, the term "Confidential or Proprietary Information" means all information known to a party hereto, or to any of its employees, stockholders, officers, directors or consultants, which relates to the Transaction Documents, patient medical and billing records, trade secrets, books and records, supplies, pricing and cost information, marketing plans, strategies and forecasts. Nothing contained herein shall prevent a party hereto from furnishing Confidential or Proprietary Information pursuant to a direct order of a court of competent jurisdiction.

     SECTION 16. Non-Competition.

     In consideration of the premises contained herein and the consideration to be received hereunder, and in consideration of and as an inducement to the Management Company to consummate the transactions contemplated hereby, the Medical Group hereby (a) agrees to the Non-Competition covenants attached hereto as Schedule VIII and (b) agrees to require each of the physicians receiving capital stock of the Management Company as of the date hereof, and each person who after the date hereof becomes entitled to receive stock (or options to receive stock) in the Management Company in connection with his or her performance of services for the Medical Group, to execute a Stockholder Non-Competition Agreement substantially in the form attached hereto as Exhibit D.

     SECTION 17. Obligations of the Management Company.

     17.1. No Practice of Medicine.

     The Medical Group and the Management Company acknowledge that certain federal and state statutes severely restrict or prohibit the Management Company from providing medical services. Accordingly, during the Term, the Management Company shall not provide or otherwise engage in services or activities which constitute the practice of medicine, as defined in applicable state or Federal law, except in compliance therewith.

     17.2. No Interference with Professional Judgment.

     Without in any way limiting Section 16.1 hereof, during the Term, the Management Company shall not interfere with the exercise of professional judgment by any physician or other licensed health care professional who is a partner, employee, or contractor of the Medical Group, nor shall the Management Company interfere with, control, direct, or supervise any physician or other licensed health care professional in connection with the provision of Medical Group Services. The foregoing shall not preclude the Management Company from assisting in the development of professional protocols and monitoring compliance with policies and procedures that have been instituted in accordance with this Agreement.

     17.3. Operational Evaluations.

     The Management Company shall, within 180 days after the Signature Date, at no cost to the Medical Group:

     (a) begin a feasibility study for the purchase or lease of a magnetic resonance imaging unit to be used by the Medical Group;

     (b) perform a code analysis and operational review of the Medical Business to capture lost revenues and enhance revenue recovery for the Medical Group;

     (c) evaluate the practice management requirements of the Medical Group and implement appropriate systems therefor; and

     (d) implement a new information system which will create synergy among the multiple offices of the Medical Group. At a minimum such information system will include the use of the same software for each of the Medical Group's offices and will link each of the offices together through some electronic communications system which will enable the offices to share information electronically.

     17.4. Physician Advisory Board.

     The Management Company is developing an advisory group (the "Physician Advisory Board") to be comprised of physicians practicing in the State of Florida. Upon the establishment of the Physician Advisory Board, and in accordance with the governing documents thereof, the Management Company shall, or shall cause the Physician Advisory Board to, appoint Marc Hammerman, M.D., to serve on the Physician Advisory Board.

     SECTION 18. Assignment.

     (a) The Management Company shall have the right to assign its rights and delegate its obligations hereunder for security purposes or as collateral to any affiliate and to assign its rights hereunder to any lending institution from which the Management Company or any affiliate obtains financing. Except as set forth in the preceding sentence, neither the Management Company nor the Medical Group shall have the right to assign their respective rights and delegate their respective obligations hereunder without the prior written consent of the other party; provided, however, that after the consummation of an initial public offering of the Management Company's common stock, the Medical Group's consent shall not be required in connection with any assignment by the Management Company arising out of or in connection with a sale of all or substantially all of the stock or assets of the Management Company or the merger, consolidation, or reorganization of the Management Company.

     (b) Notwithstanding anything contained herein to the contrary, in the event that the Management Company is merged with or into, or any significant portion of the Management Company's assets (being defined as at least fifty one (51%) percent of the total book value thereof), is acquired by, Tenet Healthcare Corp., Columbia HCA Healthcare Corp., or any of their respective affiliates (any such case, a "Corporate Acquisition"), on or before the end of the Rescission Period, the parties will determine (i) the aggregate Collections for the 12-month period ending immediately prior to the consummation of the Corporate Acquisition (the "Base Collections Amount") and (ii) the aggregate Annual Medical Group Compensation Amount payable for the 12-month period ending immediately prior to the consummation of the Corporate Acquisition (the "Base Compensation Amount"). Thereafter, in the event that for any subsequent 12-month period commencing on the date of the consummation of the Corporate Acquisition through and including the 12 month period which includes the Rescission Period (each, a "Comparison Year"), the Collections for such Comparison Year is at least fifteen (15%) percent less than the Base Collections Amount, the Management Company shall, within 30 days after such determination, pay to the Medical Group the entire difference between the Base Compensation Amount and the Annual Medical Group Compensation Amount for such Comparison Year. This provision shall automatically terminate, without the need for any further action, upon the earlier of (a) the conclusion of the Rescission Period, if no Corporate Acquisition has been consummated by the conclusion of the Rescission Period, and
(b) the conclusion of the Comparison Year that includes the Rescission Period, if a Corporate Acquisition has been consummated by the conclusion of the Rescission Period.

     SECTION 19. Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, telecopied (with original sent by mail), sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                  If to the Management Company:


                           BMJ Medical Management, Inc.
                           4800 North Federal Highway, Suite 104D
                           Boca Raton, Florida  33431
                           Attention:  Naresh Nagpal, M.D., President
                           Telecopier: (561) 391-1389;

                  with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York  10112
                           Attention:  Jeffrey S. Held, Esq.
                           Telecopier: (212) 408-2420; and

                  If to the Medical Group:

                           BROWARD INSTITUTE oF ORTHOPAEDIC
                             SPECIALTIES, P.A.
                           4440 Sheridan Street
                           Hollywood, Florida  33021
                           Attention:  Administrator
                           Telecopier: (954) 483-4873
                           Telephone:  (954) 962-3508

                  with a copy to:

                           Broad and Cassel
                           7777 Glades Road, Suite 300
                           Boca Raton, Florida  33434
                           Attention:  David J. Powers, Esq.
                           Telecopier: (561) 483-7321;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery and telecopier, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following the day on which the piece of mail containing such communication is posted.

     SECTION 20. Benefits of Agreement.

     This Agreement shall bind and inure to the benefit of any successors to or permitted assigns of the Management Company and the Medical Group.

     SECTION 21. Severability.

     It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 22. Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the laws and principles thereof, or of any other jurisdiction, which would direct the application of the laws of another jurisdiction. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie exclusively in any Federal or state court located in Broward County, Florida or the Southern District of Florida. By execution and delivery of this Agreement, the parties hereto irrevocably submit to the exclusive jurisdiction of such courts for themselves and in respect of their property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto shall act in good faith and shall refrain from taking any actions to circumvent or frustrate the provisions of this Agreement.

     SECTION 23. Headings.

     Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

     SECTION 24. Entire Agreement; Amendments.

                 This Agreement and the exhibits and schedules hereto contain the entire understanding of the parties with respect to its subject matter, and neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by all of the parties against whom enforcement is sought.

     SECTION 25. Attorneys' Fees.

     In the event of any dispute or controversy arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses, including attorneys' fees and accountants' fees, incurred in connection with such dispute or controversy.

     SECTION 26. Counterparts.

     This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 27. Waivers.

     Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     SECTION 28. Survival of Termination.

     Notwithstanding anything contained herein to the contrary, Sections 3.3(f), 11, 12.3, 12.4, 13, 14, 15, 16, 19, 20, 21, 22, 24, 25 and this Section 28 shall survive any expiration or termination of this Agreement.

     SECTION 29. Contract Modification for Prospective Legal Events.

     In the event any state or Federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Medical Group and the Management Company shall amend this Agreement as necessary to avoid such violation. To the maximum extent possible, any such amendment shall preserve the underlying economic and financial arrangements between the Medical Group and the Management Company. If an amendment is not possible, either party shall have the right to terminate this Agreement. Any dispute between the parties hereto arising under this Section 29 with respect to whether this Agreement violates any state or Federal laws or regulations shall be jointly submitted by the parties and finally settled by binding arbitration in Florida, pursuant to the arbitration rules of the National Health Lawyers Association Alternative Dispute Resolution Service. Arbitration shall take place before one arbitrator appointed in accordance with such rules. The governing law of the arbitration shall be the law set forth in
Section 22. Any decision rendered by the arbitrator shall clearly set forth the factual and legal basis for such decision. The decision rendered by the arbitrator shall be non-appealable and enforceable in any court having jurisdiction thereof. The administrative costs of the arbitration and the arbitrator fees shall be equally borne by the parties. Each party shall pay its own legal costs and fees in connection with such arbitration.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                                           BROWARD INSTITUTE OF ORTHOPAEDIC
                                              SPECIALTIES, P.A.


                                           By:______________________________
                                              Name:
                                              Title:


                                           BMJ MEDICAL MANAGEMENT, INC.


                                           By:______________________________
                                              Name:
                                              Title:


Acknowledged and Agreed to
 (as to Sections 4, 9.7, 12.2,
  14, 15 and 16):

------------------------------
David A. Krant, M.D.


------------------------------
Jeffrey B. Worth, M.D.


------------------------------
Jeffrey A. Crantnopol, M.D.


------------------------------
Marc Z. Hammerman, M.D.


------------------------------
Gary B. Schwartz, M.D.

------------------------------
Marshall E. Stauber, M.D.



------------------------------
Thomas A. Hoffeld, M.D.


------------------------------
Phillip E. Greenbarg, M.D.

                                             AMENDMENT NO. 1 TO MANAGEMENT
                                    SERVICES AGREEMENT dated as of November 14,
                                    1997 (the "Amendment"), between BMJ MEDICAL
                                    MANAGEMENT, INC., a Delaware corporation
                                    (the "Management Company"), and BROWARD
                                    INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.
                                    (the "Medical Group").

         Reference is made to the Management Services Agreement (the "Management Services Agreement"), between the Management Company and the Medical Group, effective as of September 1, 1997. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Management Services Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, in the Management Services Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Paragraph C of the Management Services Agreement is hereby amended in its entirety to read as follows:

                  "C. Concurrently herewith, the Management Company and the Medical Group are entering into an Asset Purchase Agreement (the "Asset Purchase Agreement"), in the form of Exhibit A attached hereto, pursuant to which the Management Company is acquiring substantially all of the assets of the Medical Group. In connection with the Asset Purchase Agreement, the Management Company is issuing two (2) promissory notes to the Medical Group, one of which is in the aggregate principal amount of $1,334,041.76 and is due on January 2, 1998 ("Note No. 1") and the other of which is in the aggregate principal amount of $1,332,209.94 and is due on the earlier of (i) the consummation of the Management Company's initial public offering of its common stock or (ii) twelve (12) months from the date thereof (but in no event earlier than January 2, 1998) ("Amended Note No. 2")."

         2. All references in the Management Services Agreement to "Note No. 2" are hereby automatically changed to refer to "Amended Note No. 2".

         3. Except as expressly provided in this Amendment, the Management Services Agreement remains in full force and effect in accordance with its terms.

         4. This Amendment may be executed in more than one counterpart, and by the parties hereto in separate counterparts, and each such counterpart shall constitute an original instrument, but all such counterparts taken together shall constitute one and the same Amendment.

         5. This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of Florida.


                                     * * * *

         IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to the Management Services Agreement to be duly executed as of the date and year first above written.

BMJ MEDICAL MANAGEMENT, INC.

By:
   -----------------------------------------------
   Name:
   Title:

BROWARD INSTITUTE OF ORTHOPAEDIC SPECIALTIES, P.A.

By:
   -----------------------------------------------